                                                                 Execution Copy
                                                                 Exhibit 4.1




           ==========================================================



                                CREDIT AGREEMENT





                          dated as of January 21, 1997





                                      among





                               ROCK-TENN COMPANY,





                           THE LENDERS LISTED HEREIN,



                                       and



                             SUNTRUST BANK, ATLANTA



                                    as Agent

           ==========================================================

                                    CONTENTS

ARTICLE 1.  DEFINITIONS; CONSTRUCTION....................................    1
  Section 1.1.   Definitions.............................................    1
  Section 1.2.   Accounting Terms and Determination......................   19
  Section 1.3.   Other Definitional Terms................................   19
  Section 1.4.   Exhibits and Schedules..................................   19

ARTICLE 2.  REVOLVING LOANS; COMPETITIVE BID LOANS.......................   20
  Section 2.1.   Commitment; Use of Proceeds.............................   20
  Section 2.2.   Revolving Credit Notes; Repayment of Principal..........   20
  Section 2.3.   Reduction of Revolving  Credit and Swing Line
                 Commitments; Mandatory Prepayment.......................   21
  Section 2.4.   Change In Control of the Borrower.......................   22
  Section 2.5.   Extension of Commitments................................   22
  Section 2.6.   Competitive Bid Loans...................................   23
  Section 2.7.   Competitive Bid Notes; Repayment of Principal...........   26
  Section 2.8.   Limitation on the Amount of Bid Loans...................   26
  Section 2.9.   Pro Rata Payments.......................................   26

ARTICLE 3.  SWING LINE FACILITY..........................................   28
  Section 3.1.   Swing Line Facility; Use of Proceeds....................   28
  Section 3.2.   Swing Line Note; Repayment of Principal.................   29
  Section 3.3.   Voluntary Reduction of Swing Line Commitment............   29
  Section 3.4.   Refunding  Swing  Line  Loans with  Proceeds  of
                 Mandatory Revolving Loans...............................   29

ARTICLE 4.  GENERAL LOAN TERMS...........................................   31
  Section 4.1.   Funding Notices.........................................   31
  Section 4.2.   Disbursement of Funds...................................   33
  Section 4.3.   Interest................................................   34
  Section 4.4.   Interest Periods; Maximum Number of Borrowings..........   36
  Section 4.5.   Fees.  .................................................   37
  Section 4.6.   Effective  Date for  Adjustment to Facility Fee  Percentage
                 and Applicable Margin...................................   38
  Section 4.7.   Voluntary Prepayments of Borrowings.....................   38
  Section 4.8.   Manner of Payment, Calculation of Interest, Taxes.......   39
  Section 4.9.   Interest Rate Not Ascertainable, etc....................   42
  Section 4.10.  Illegality..............................................   43
  Section 4.11.  Increased Costs.........................................   43
  Section 4.12.  Lending Offices.........................................   45

  Section 4.13.  Funding Losses..........................................   45
  Section 4.14.  Assumptions Concerning Funding of Eurodollar and
                 Competitive Bid Rate Advances...........................   46
  Section 4.15.  Apportionment of Payments...............................   46
  Section 4.16.  Sharing of Payments, Etc................................   47
  Section 4.17.  Capital Adequacy........................................   47
  Section 4.18.  Limitation on Certain Payment Obligations...............   48

ARTICLE 5.  CONDITIONS TO BORROWINGS.....................................   49
  Section 5.1.   Conditions Precedent to Initial Loans...................   49
  Section 5.2.   Conditions to All Loans.................................   51

ARTICLE 6.  REPRESENTATIONS AND WARRANTIES...............................   52
  Section 6.1.   Corporate Existence; Compliance with Law................   52
  Section 6.2.   Corporate Power; Authorization..........................   52
  Section 6.3.   Enforceable Obligations.................................   52
  Section 6.4.   No Legal Bar............................................   53
  Section 6.5.   No Material Litigation..................................   53
  Section 6.6.   Investment Company Act, Etc.............................   53
  Section 6.7.   Margin Regulations......................................   53
  Section 6.8.   Compliance With Environmental Laws......................   53
  Section 6.9.   Insurance...............................................   54
  Section 6.10.  No Default..............................................   54
  Section 6.11.  No Burdensome Restrictions..............................   54
  Section 6.12.  Taxes.
                 ........................................................   55
  Section 6.13.  Subsidiaries............................................   55
  Section 6.14.  Financial Statements....................................   55
  Section 6.15.  ERISA.
                 ........................................................   56
  Section 6.16.  Patents, Trademarks, Licenses, Etc......................   57
  Section 6.17.  Ownership of Property; Liens............................   57
  Section 6.18.  Indebtedness............................................   57
  Section 6.19.  Financial Condition.....................................   58
  Section 6.20.  Labor Matters...........................................   58
  Section 6.21.  Payment or Dividend Restrictions........................   58
  Section 6.22.  Disclosure..............................................   59

ARTICLE 7.  AFFIRMATIVE COVENANTS........................................   60
  Section 7.1.   Corporate Existence, Etc................................   60
  Section 7.2.   Compliance with Laws, Etc...............................   60
  Section 7.3.   Payment of Taxes and Claims, Etc........................   60
  Section 7.4.   Keeping of Books........................................   60
  Section 7.5.   Visitation, Inspection, Etc.............................   61
  Section 7.6.   Insurance; Maintenance of Properties....................   61

  Section 7.7.   Financial Reports.......................................   61
  Section 7.8.   Notices Under Certain Other Indebtedness................   63
  Section 7.9.   Notice of Litigation....................................   63
  Section 7.10.  Subsidiary Guarantees...................................   64

ARTICLE 8.      NEGATIVE COVENANTS.......................................   65
  Section 8.1.   Financial Requirements..................................   65
  Section 8.2.   Liens.
                 .........................................................  65
  Section 8.3.   Limitations on Funded Debt of Restricted Subsidiaries....  67
  Section 8.4.   Merger and Sale of Assets................................  67
  Section 8.5.   Transactions with Affiliates.............................  69
  Section 8.6.   Nature of Business.......................................  69
  Section 8.7.   Regulations G, T, U and X................................  69
  Section 8.8.   ERISA Compliance.........................................  69
  Section 8.9.   Limitations on Subsidiaries which are not Restricted
                 Subsidiaries.............................................  69

ARTICLE 9.  EVENTS OF DEFAULT.............................................  71
  Section 9.1.   Payments.................................................  71
  Section 9.2.   Covenants Without Notice.................................  71
  Section 9.3.   Other Covenants..........................................  71
  Section 9.4.   Representations..........................................  71
  Section 9.5.   Non-Payments of Other Indebtedness.......................  71
  Section 9.6.   Defaults Under Other Agreements..........................  72
  Section 9.7.   Bankruptcy...............................................  72
  Section 9.8.   ERISA.
                 .........................................................  72
  Section 9.9.   Money Judgment...........................................  73
  Section 9.10.  Default Under Other Credit Documents.....................  74

ARTICLE 10.  THE AGENT................................................      75
  Section 10.1.  Appointment of Agent.....................................  75
  Section 10.2.  Authorization of Agent with Respect to the Security
                 Documents................................................  75
  Section 10.3.  Nature of Duties of Agent................................  76
  Section 10.4.  Lack of Reliance on the Agent............................  76
  Section 10.5.  Certain Rights of the Agent..............................  76
  Section 10.6.  Reliance by Agent........................................  77
  Section 10.7.  Indemnification of Agent.................................  77
  Section 10.8.  The Agent in its Individual Capacity.....................  77
  Section 10.9.  Holders of Notes.........................................  78
  Section 10.10.   Successor Agent........................................  78

ARTICLE 11.  MISCELLANEOUS................................................  79
  Section 11.1.    Notices................................................  79
  Section 11.2.    Amendments, Etc........................................  79
  Section 11.3.    No Waiver; Remedies Cumulative.........................  79
  Section 11.4.    Payment of Expenses, Etc...............................  80
  Section 11.5.    Right of Setoff........................................  82
  Section 11.6.    Benefit of Agreement; Assignments and Participations...  82
  Section 11.7.    Governing Law;  Submission to Jurisdiction;  Waiver of
                   Jury Trial.............................................  85
  Section 11.8.    Independent Nature of Lenders' Rights..................  85
  Section 11.9.    Counterparts...........................................  85
  Section 11.10.   Effectiveness; Survival................................  86
  Section 11.11.   Severability...........................................  86
  Section 11.12.   Independence of Covenants..............................  86
  Section 11.13.   Change in Accounting Principles, Fiscal Year or Tax
                   Laws...................................................  86
  Section 11.14.   Headings Descriptive; Entire Agreement.................  87
  Section 11.15.   Disclosure of Confidential Information.................  87
  Section 11.16.   Interest...............................................  88

                                    SCHEDULES


Schedule 6.1.       Organization and Ownership of Subsidiaries
Schedule 6.5.       Certain Pending and Threatened Litigation
Schedule 6.8.       Environmental Compliance
Schedule 6.8.       Environmental Notices
Schedule 6.8.       Environmental Permits
Schedule 6.11.      Burdensome Restrictions
Schedule 6.12.      Employee Benefit Matters
Schedule 6.16.      Patent, Trademark, License, and Other Intellectual Property
                    Matters
Schedule 6.17.      Ownership of Properties
Schedule 6.18.      Indebtedness; Liens
Schedule 6.20.      Labor and Employment Matters
Schedule 6.21.      Dividend Restrictions



                                 TABLE OF EXHIBITS

Exhibit A           Form of Revolving Credit Note
Exhibit B           Form of Competitive Bid Note
Exhibit C           Form of Swing Line Note
Exhibit D           Form of Compliance Certificate
Exhibit E           Form of Competitive Bid Request
Exhibit F           Form of Notice of Competitive Bid Request
Exhibit G           Form of Competitive Bid
Exhibit H           Form of Competitive Bid Accept/Reject Letter
Exhibit I           Closing Certificate
Exhibit J-1         Form of Opinion of Corporate Counsel
Exhibit J-2         Form of Opinion of King & Spalding
Exhibit K           Form of Assignment and Acceptance Agreement
Exhibit L           Form of Contribution Agreement
Exhibit M           Form of Subsidiary Guarantee

                              Table of Definitions

Acquired Company, 1
Adjusted LIBO Rate, 1
Advance, 2
Affiliate, 2
Agent, 1, 2
Agreement, 2
Applicable Commitment Percentage, 2
Applicable Margin, 3
Applicable Percentages, 38
Assignment and Acceptance, 3
Available Revolving Credit Commitment, 3
Bankruptcy Code, 3 Base Rate, 3 Base Rate Advance, 3 Borrower, 1, 3 Borrowing, 4 Business Day, 4 Calculation Date, 38 Capital Assets, 4 Capital Lease, 4
Capital Lease Obligation, 4
Change in Control, 4
Change in Control Provision, 4
Closing Date, 5
Commitment, 5
Competitive Bid, 5
Competitive Bid Accept/Reject Letter, 5
Competitive Bid Facility, 5
Competitive Bid Loan, 5
Competitive Bid Note, 5
Competitive Bid Rate, 5
Competitive Bid Rate Advance, 5
Competitive Bid Request, 5
Consenting Lenders, 22
Consolidated Companies, 6
Consolidated Funded Debt, 6
Consolidated Net Income, 6
Consolidated Net Income Available For Fixed Charges, 6
Consolidated Net Loss, 6
Consolidated Net Worth, 6
Continuing Lenders, 23
Contractual Obligation, 6
Contribution Agreement, 7
Cost of Funds Advance, 7
Cost of Funds Rate, 7
Credit Documents, 7
Default, 7
Dollar, 7

EBITDA, 7
Environmental Laws, 7
Equity Offering, 8
ERISA, 8
ERISA Affiliate, 8
Eurodollar Advance, 8
Event of Default, 8
Executive Officer, 8
Existing Date, 22
Existing Swing Line Lender, 28
Facilities, 8
Facility, 8
Facility Fee, 8, 37
Facility Fee Percentage, 9
Federal Funds Rate, 9
Fee Letter, 9
Financial Officer, 9
Financial Report, 9
Fixed Charges, 10
Funded Debt, 10
GAAP, 10
Guaranty, 10
Hazardous Substances, 10
Income Taxes, 11
Indebtedness, 11
Indebtedness for Borrowed Money, 11
Interest Expense, 12
Interest Period, 12
Interest Rate Contract, 12
Lender, 12
Lenders, 1, 12
Lending Office, 12
LIBOR, 12
Lien, 13
Loans,13
Margin Regulations, 13
Material, 13
Materially Adverse Effect, 13
Maturity Date, 13
Moody's, 13
Multiemployer Plan, 13
Net Sale Proceeds, 13
New Lender, 23
New Swing Line Lender, 28
Non-Consenting Lenders, 22
Notes, 14
Notice of Borrowing, 14
Notice of Conversion/Continuation, 14
Notice of Conversion/Continuation of Swing Line Loans, 14
Notice of Swing Line Loan, 14
Obligations, 14

Payment Office, 14
PBGC, 14
Person, 14
Plan, 14
Prior Agreements, 15
Purchase Agreement, 15
Purchase Money Indebtedness, 15
Rating Agency, 15
Reduction, 21
Refunded Swing Line Loans, 30
Regulation D, 15
Required Lenders, 15
Requirement of Law, 15
Restricted Investment, 15
Restricted Subsidiary, 16
Reuters Screen, 16
Revolving Credit Commitment, 16
Revolving Credit Notes, 17
Revolving Loans, 17
Security Documents, 17
Sonoco Joint Venture, 17
Standard & Poor's, 17
Subsidiary, 17
Subsidiary Guarantee, 17
Subsidiary Guarantor, 17
SunTrust, 1
Swing Line Commitment, 17
Swing Line Facility, 18
Swing Line Lender, 18
Swing Line Lender Replacement Date, 28
Swing Line Loans, 18
Swing Line Note, 18
Tax Code, 18
Taxes, 18
Telerate, 18
Total Capitalization, 18
Total Commitments, 18
Type, 18
U.S. Dollar, 7
Unrestricted Subsidiary, 18
Voting Stock, 19
Waldorf Credit Agreement, 19
Waldorf Debt, 67
Waldorf Indenture, 19

                                CREDIT AGREEMENT



         THIS CREDIT AGREEMENT made and entered into as of January 21, 1997, by and among ROCK-TENN COMPANY, a Georgia corporation (the "Borrower"), SUNTRUST BANK, ATLANTA a banking corporation organized under the laws of the State of Georgia ("SunTrust"), the other banks and lending institutions listed on the signature pages hereof, and any assignees of SunTrust or such other banks and lending institutions which become "Lenders" as provided herein (SunTrust, and such other banks, lending institutions, and assignees referred to collectively herein as ("Lenders"), and SUNTRUST BANK, ATLANTA in its capacity as agent for the Lenders (together with any successor agent for such Lenders as may be appointed from time to time pursuant to Article 10. hereof) (the "Agency");

                              W I T N E S S E T H:

         WHEREAS, the Borrower has requested that the Lenders make a revolving credit facility and swing line facility available to the Borrower in an amount not to exceed $400,000,000 at any one time outstanding the proceeds of which are to be used for the repayment of certain existing indebtedness of Borrower, for financing the acquisition of Wabash Corporation, a Delaware corporation (the "Acquired Company"), for working capital and for other general corporate purposes;

         WHEREAS, the Lenders have agreed to make such a credit facility available to the Borrower on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Borrower, the Lenders and the Agent agree, upon the terms and subject to the conditions set forth herein as follows:

                      ARTICLE 1. DEFINITIONS; CONSTRUCTION

         SECTION 1.1.      DEFINITIONS.

         In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Advance, the rate obtained by dividing (A) LIBOR for such Interest Period by (B) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserves requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal

Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D).


         "Advance" shall mean any principal amount advanced and remaining outstanding at any time under (i) the Revolving Loans, which Advances shall be made or outstanding as Base Rate Advances or Eurodollar Advances, as the case may be, (ii) the Swing Line Loans, which Advances shall be made or outstanding as Base Rate Advances, Cost of Funds Advances or Eurodollar Advances, as the case may be, or (iii) the Competitive Bid Loans, which Advances shall be made or outstanding as Competitive Bid Rate Advances.


         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise, excluding the Borrower and its Restricted Subsidiaries. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.


         "Agent" shall mean SunTrust Bank, Atlanta, a Georgia banking corporation, and any successor agent appointed pursuant to Section 10.10. hereof.


         "Agreement" shall mean this Credit Agreement, as hereafter amended, restated, supplemented or otherwise modified from time to time.


         "Applicable Commitment Percentage" shall mean, for each Lender, a fraction, the numerator of which shall be the then amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of the Commitments of all the Lenders, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth on the signature pages hereof under the caption "Applicable Commitment Percentage".

         "Applicable Margin" shall mean the per annum rates set forth across from the Ratio of Consolidated Funded Debt to Total Capitalization as calculated as of the end of the preceding fiscal quarter determined by reference to the table set forth below. Any changes to the Applicable Margin will be effective as of the date specified in Section 4.6..

           Ratio of Consolidated                       Applicable Margin
           ----------------------                      -----------------
     Funded Debt to Total Capitalization
     -----------------------------------

         >55%                                                  .500%

         >50% but <=55%                                        .425%

         >45% but <=50%                                        .325%

         >35% but <=45%                                        .275%

         >25% but <=35%                                        .225%

         <=25%                                                 .175%


         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and another financial institution in accordance with the terms of this Agreement and substantially in the form of Exhibit K.


         "Available Revolving Credit Commitment" shall mean at any time the excess, if any, of the Total Commitments over (i) all outstanding Revolving Loans, (ii) all outstanding Competitive Bid Rate Advances, and (iii) all outstanding Swing Line Loans.


         "Bankruptcy Code" shall mean the Bankruptcy Code of 1978, as amended and in effect from time to time (11 U.S.C. ss.101 et seq.) and any successor statute.


         "Base Rate Advance" shall mean an Advance made or outstanding as a Swing Line Loan or Revolving Loan, bearing interest based on the Base Rate.


         "Base Rate" shall mean (with any change in the Base Rate to be effective as of the date of change of either of the following rates) the higher of (i) the rate which the Agent publicly announces from time to time as its prime lending rate, as in effect from time to time, and (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to customers; the Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.


         "Borrower" shall mean Rock-Tenn Company, a Georgia corporation, its successors and permitted assigns.

         "Borrowing" shall mean the incurrence by Borrower under any Facility of Advances of one Type concurrently having the same Interest Period or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.


         "Business Day" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Atlanta, Georgia and, if the applicable Business Day relates to Eurodollar Advances, excluding any day on which trading is not carried on by and between banks in deposits of the applicable currency in the applicable interbank Eurocurrency market.


         "Capital Assets" shall mean, collectively, for any Person, all fixed assets, whether tangible or intangible.


         "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee in respect of such Capital Lease.


         "Capital Lease" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person, other than, in the case of Borrower or any of its Restricted Subsidiaries, any such lease under which Borrower or a wholly-owned Restricted Subsidiary of Borrower is the lessor.

         "Change in Control" shall mean, as applied to the Borrower, that, during any period of twelve (12) consecutive calendar months (i) more than fifty percent (50%) of the members of the Board of Directors of the Borrower who were members on the first day of such period shall have resigned or been removed or replaced, other than as a result of death, disability, or change in personal circumstances, or (ii) any Person or "Group" (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, but excluding (A) any employee benefit or stock ownership plans of the Borrower, and (B) members of the Board of Directors and executive officers of the Borrower as of the date of this Agreement, members of the immediate families of such members and executive officers, and family trusts and partnerships established by or for the benefit of any of the foregoing individuals) shall have acquired more than fifty percent (50%) of the combined voting power of all classes of common stock of the Borrower, except that the Borrower's purchase of its common stock outstanding on the date hereof which results in one or more of the Borrower's shareholders of record as of the date of this Agreement controlling more than fifty percent (50%) of the combined voting power of all classes of the common stock of the Borrower shall not constitute an acquisition hereunder.


         "Change in Control Provision" shall mean any term or provision contained in any indenture, debenture, note, or other agreement or document evidencing or governing Indebtedness of Borrower evidencing debt or a commitment to extend credit in excess of $10,000,000 which requires, or permits the holder(s) of such Indebtedness of Borrower to require that such Indebtedness of Borrower be redeemed, repurchased, defeased, prepaid or repaid, either in whole or in part, or the maturity of such Indebtedness of Borrower to be accelerated in any respect, as a result of a change in ownership of the capital stock of Borrower or voting rights with respect thereto.


         "Closing Date" shall mean January 21, 1997 or such later date on which the initial Loans are made and the conditions set forth in Section 5.1. and 5.2. are satisfied or waived.


         "Commitment" shall mean, for any Lender at any time, any of its Revolving Credit Commitment, or in the case of the Swing Line Lender, the Swing Line Commitment, as the context may indicate.


         "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.6. substantially in the form of Exhibit H.


         "Competitive Bid Facility" shall mean the facility established pursuant to Section 2.6.


         "Competitive Bid Loan" shall mean a Loan made up of Advances by all of those Lenders whose Competitive Bids have been accepted by the Borrower pursuant to the same Competitive Bid Request under the bidding procedure described in
Section 2.6. for the same Interest Period and interest rate (with the understanding that two Competitive Bid Loans may be made pursuant to a single Competitive Bid Request).


         "Competitive Bid Note" shall mean a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit B hereto, evidencing the indebtedness of the Borrower to such Lender with respect to outstanding Competitive Bid Rate Advances made by such Lender pursuant to this Agreement, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.


         "Competitive Bid Rate Advance" shall mean an Advance made by a Lender to the Borrower pursuant to the bidding procedure described in Section 2.6.


         "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.6., the fixed rate of interest per annum offered by the Lender making the Competitive Bid for the relevant Interest Period.


         "Competitive Bid Request" shall mean a request made by the Borrower pursuant to Section 2.6. substantially in the form of Exhibit E.


         "Competitive Bid" shall mean an offer by a Lender to make a Competitive Bid Loan pursuant to Section 2.6.

         "Consolidated Companies" shall mean, collectively, Borrower and all of its Restricted Subsidiaries.

         "Consolidated Funded Debt" shall mean the Funded Debt of the Borrower and its Restricted Subsidiaries on a consolidated basis.

         "Consolidated Net Income" shall mean the net income of the Borrower and its Restricted Subsidiaries on a consolidated basis as defined according to GAAP after excluding (to the extent included in net income) the sum of (i) any net loss or any undistributed net income of any non-majority owned Subsidiary, (ii) the net income or loss of any Restricted Subsidiary for any period prior to the date it became a Restricted Subsidiary, (iii) the gain or loss (net of any tax effect) resulting from the sale of any Capital Assets other than in the ordinary course of business of the Borrower and its Restricted Subsidiaries, and (iv) other extraordinary items, as defined by GAAP, of the Borrower and its Restricted Subsidiaries.

         "Consolidated Net Income Available For Fixed Charges" shall mean the sum of (i) Consolidated Net Income (or Consolidated Net Loss, as the case may be), (ii) the provision for Income Taxes of the Borrower and its Restricted Subsidiaries, and (iii) Fixed Charges.

         "Consolidated Net Loss" shall mean the net losses of the Borrower and its Restricted Subsidiaries on a consolidated basis as defined according to GAAP after excluding (to the extent included in net income) the sum of (i) any net loss or any undistributed net income of any non-majority owned Subsidiary (ii) the net income or loss of any Restricted Subsidiary for any period prior to the date it became a Restricted Subsidiary, (iii) the gain or loss (net of any tax effect) resulting from the sale of any Capital Assets other than in the ordinary course of business of the Borrower and its Restricted Subsidiaries, and (iv) other extraordinary items, as defined by GAAP, of the Borrower and its Restricted Subsidiaries.

         "Consolidated Net Worth" shall mean the stockholders' equity of the Borrower and its Restricted Subsidiaries minus Restricted Investments but only to the extent the Restricted Investments exceed in the aggregate ten percent (10%) of stockholders' equity. For purposes of this definition, stockholders' equity shall be determined on a consolidated basis in accordance with GAAP, as applied on a consistent basis by the Borrower in the calculation of such amounts in the Borrower's most recent Financial Reports.


         "Contractural Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property owned by it is bound.

         "Contribution Agreement" shall mean a Contribution Agreement substantially in the form of Exhibit "L" executed and delivered by one or more Subsidiary Guarantors in favor of the Agent, for the ratable benefit of the Lenders, together with all amendments and supplements thereto.

         "Cost of Funds Advance" shall mean any Advance hereunder that bears interest based on the Cost of Funds Rate provided, that, such Advances must have an Interest Period of not more than thirty (30) days.

         "Cost of Funds Rate" shall mean a rate of interest that the Swing Line Lender may quote from time to time in accordance with Section 3.1. hereof that the Swing Line Lender determines in its sole and absolute discretion is the cost incurred by the Swing Line Lender in obtaining the funds to make an Advance hereunder.

         "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Fee Letter, the Subsidiary Guarantees, the Contribution Agreement, the Security Documents and all other instruments, documents, certificates, agreements and writings executed in connection herewith.


         "Default" shall mean any event or condition the occurrence of which constitutes or would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "Dollar and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean for any fiscal period, Consolidated Net Income (or Consolidated Net Loss, as the case may be) for such period plus (a) the aggregate amount deducted in determining such Consolidated Net Income (Loss) in respect of (i) Interest Expense, (ii) Income Taxes, and (iii) depreciation and amortization expense of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP, in each case for the applicable fiscal period, and (b) cash distributions of earnings of Unrestricted Subsidiaries made to a Consolidated Company.


         "Environmental Laws" shall mean all federal, state, local and foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or protection of the environment and relating to public health and safety, relating to (i) emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial toxic or hazardous constituents, substances or wastes, including without limitation, any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of any Hazardous Substance, petroleum including crude oil or any fraction thereof, any petroleum product or other waste, chemicals or substances regulated by any Environmental Law, and (iii) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom. Such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U.S.C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), (v) the Comprehensive Environmental Response Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act (42 U.S.C. ss. 9601 et seq.), and
(vi) all applicable national and local laws or regulations with respect to environmental control.


         "Equity Offering" means an underwritten public offering of any capital stock of the Borrower, or any debt security convertible into or exchangeable for capital stock of the Borrower, or any debt security issued with a warrant or other instrument conferring upon its owner the right to purchase capital stock of the Borrower, in each case pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.


         "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of the regulations promulgated under Section 414 of the Tax Code.


         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.


         "Eurodollar Advance" shall mean an Advance made or outstanding as a Revolving Loan or a Swing Line Loan, as the case may be, bearing interest based on the Adjusted LIBO Rate.


         "Event of Default" shall have the meaning provided in Article 9.


         "Executive Officer" shall mean with respect to any Person, the Chief Executive Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

         "Facility Fee" shall have the meaning ascribed to it in Section
4.5.(a).

         "Facility" or "Facilities" shall mean the Revolving Credit Commitments, the Swing Line Facility, or the Competitive Bid Facility, as the context may indicate.

         "Facility Fee Percentage" shall mean the per annum rates set forth across from the Ratio of Consolidated Funded Debt to Total Capitalization as calculated as of the end of the preceding fiscal quarter determined by reference to the table set forth below. Any changes to the Facility Fee Percentage will be effective as of the date specified in Section 4.6.

           Ratio of Consolidated Funded               Facility Fee Percentage
           ----------------------------               -----------------------
           Debt to Total Capitalization
           ----------------------------

           >55%                                                .250%

           >50% but <=55%                                      .200%

           >45% but <=50%                                      .150%

           >35% but <=45%                                      .125%

           >25% but <=35%                                      .100%

           <=25%                                               .075%


         "Federal Funds Rate" shall mean with respect to any Base Rate Advance, a fluctuating interest rate per annum equal for each day during which such Advance is outstanding to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as set forth for each day on Page 4833 of the Telerate at 9:00 a.m. (Atlanta, Georgia time) or if such reporting service is unavailable, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Fee Letter"" means that certain letter agreement dated December 6, 1996 between the Borrower and the Agent relating to certain fees from time to time payable by the Borrower to the Agent, together with all amendments and supplements thereto.

         "Financial Officer" means with respect to the Borrower, any of the Chief Financial Officer, Vice President of Finance, and Treasurer.

         "Financial Report" means at a specified date, the most recent financial statements of the Borrower and its Restricted Subsidiaries delivered pursuant to
Section 7.7. of this Agreement.

         "Fixed Charges" shall mean the sum of (i) Interest Expense of the Borrower and its Restricted

Subsidiaries, (ii) 100% of lease expense of the Borrower and its Restricted Subsidiaries (excluding expenses incurred in respect of Capital Leases) determined in accordance with GAAP, and (iii) preferred stock dividends, if any, of the Borrower and its Restricted Subsidiaries excluding, however, any portion of such dividend paid to the Borrower or a Restricted Subsidiary.

         "Funded Debt" shall mean, with respect to any Person, without duplication and excluding in the case of the Borrower and its Restricted Subsidiaries intercorporate obligations solely among the Borrower and its Restricted Subsidiaries, all (i) Indebtedness for Borrowed Money of such Person,
(ii) Capital Lease Obligations of such Person, and (iii) all obligations under direct or indirect Guaranties in respect of obligations of others of the kinds referred to in clauses (i) and (ii) above; provided, however, that "Funded Debt" shall not include any obligations of the Borrower or its Restricted Subsidiaries with respect to (w) undrawn commercial letters of credit used in the ordinary course of business, (x) currency exchange agreements, (y) Interest Rate Contracts or (z) any Indebtedness deemed to be extinguished under GAAP but for which the Borrower or such Subsidiary remains legally liable.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.


         "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.


         "Hazardous Substances" shall have the meaning assigned to that term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Acts of 1986.

         "Income Taxes" shall have the meaning given such term by GAAP.

         "Indebtedness" of any Person shall mean, without duplication (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all Capital Lease Obligations; (iii) all Guaranties of such Person (including the stated amount of undrawn letters of credit); and
(iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed. Notwithstanding the foregoing, in determining the Indebtedness of any Person, (x) there shall be included all obligations of such Person of the character referred to in clauses (i) through (iv) above deemed to be extinguished under GAAP but for which such Person remains legally liable and (y) any deferred obligations of such Person to make payments on any agreement not to compete which was entered into by such Person in connection with the acquisition of any business shall be reduced by the effective federal and state corporate tax rate applicable to such Person in order to recognize the deductibility of such payments and the resulting reduction of the cash actually expended by the Person to satisfy such obligation.

         "Indebtedness for Borrowed Money" shall mean, with respect to any Person and without duplication:

                  (a) Indebtedness for money borrowed, including all revolving and term Indebtedness and all other lines of credit; and

                  (b)  Indebtedness which

                  (i) is represented by a note payable or drafts accepted, that represent extensions of credit;

                  (ii) constitutes obligations evidenced by bonds, debentures, notes or similar instruments; or

                  (iii) constitutes Purchase Money Indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property; and

                  (c) Indebtedness that constitutes a Capital Lease Obligation; and

                  (d) all reimbursement obligations under any acceptances or any letters of credit issued in support of Indebtedness of the character described in clauses (a) through (c) above; and

                  (e) all Indebtedness of others of the character described in clauses (a) through (d) above, but only to the extent that such Indebtedness is subject to a Guaranty of such Person.

         "Interest Expense" shall mean interest expense of the Borrower and its Restricted Subsidiaries determined on a consolidated basis, according to GAAP.

         "Interest Period" shall mean (i) as to any Eurodollar Advances, the interest period selected by the Borrower pursuant to Section 4.4.(a) hereof,
(ii) as to any Competitive Bid Rate Advances, the interest period requested by the Borrower and agreed to by the participating Lenders pursuant to Section 2.6. hereof in conformity with Section 4.4.(b) hereof; and (iii) as to any Cost of Funds Advances, the interest period requested by the Borrower and agreed to by the Swing Line Lender pursuant to Section 3.1. hereof in conformity with Section 4.4.(c) hereof.

         "Interest Rate Contract" shall mean all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements and arrangements designed to provide protection against fluctuations in interest rates, in each case as the same may be from time to time amended, restated, renewed, supplemented or otherwise modified.

         "Lender" or "Lenders" shall mean SunTrust, the other banks and lending institutions listed on the signature pages hereof, including, without limitation, the Swing Line Lender, and each assignee thereof, if any, pursuant to Section 11.6.(c), together with their corporate successors.

         "Lending Office" shall mean for each Lender, the office such Lender may designate in writing from time to time to Borrower and the Agent with respect to each Type of Loan.

         "LIBOR" shall mean, for any Interest Period, with respect to Eurodollar Advances the offered rate for deposits in U.S. Dollars, for a period comparable to the Interest Period and in an amount comparable to the Agent's portion of such Advances, appearing on the Reuters Screen LIBO Page as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period. If two or more of such rates appear on the Reuters Screen LIBO Page, the rate for that Interest Period shall be the arithmetic mean of such rates. If the foregoing rate is unavailable from the Reuters Screen for any reason, then such rate shall be determined by the Agent from Telerate Page 3750 or, if such rate is also unavailable on such service, then on any other interest rate reporting service of recognized standing designated in writing by the Agent to Borrower and the other Lenders; in any such case rounded, if necessary, to the next higher 1/100 of 1.0%, if the rate is not such a multiple.

         "Lien" means any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest under a Capital Lease or analogous instrument, in, of or on any property.

         "Loans" shall mean, collectively, the Revolving Loans, the Swing Line Loans, and the Competitive Bid Loans.

         "Margin Regulations" shall mean Regulation G, Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Material" (or words derived therefrom) as used in this Agreement, means the measure of a matter of significance which shall be determined as being an amount equal to the greater of (i) Ten Million Dollars ($10,000,000) or (ii) five percent (5%) of the Consolidated Net Worth.

         "Materially Adverse Effect" shall mean any Material adverse change in
(i) the business, operations, financial condition or assets of the Consolidated Companies, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the Consolidated Companies (taken as a whole) to perform their respective obligations, if any, under the Credit Documents.

         "Maturity Date" shall mean the earlier of (i) January 21, 2002, and
(ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable pursuant to the provisions of Article 9.; provided, however, that the date listed in subsection (i) above may be extended as provided in Section 2.5.

         "Moody's" shall mean Moody's Investors Services, Inc. and each of its successors.


         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Net Sale Proceeds" means the aggregate cash proceeds received by any Consolidated Company in respect of any Equity Offering (including, without limitation, any cash received upon the sale or other disposition of any noncash consideration received in any Equity Offering), net of the direct costs relating to such Equity Offering (including, without limitation, legal, accounting and investment banking fees, printing, sales and distribution costs and expenses, and sales commissions), taxes paid or payable as a result thereof.

         "Notes" shall mean, collectively, the Revolving Credit Notes, the Swing Line Note and the Competitive Bid Notes.

         "Notice of Borrowing" shall have the meaning provided in Section 4.1.(a)(i).

         "Notice of Conversion/Continuation of Swing Line Loans" shall have the meaning provided in Section 4.1.(b)(ii).

         "Notice of Conversion/Continuation" shall have the meaning provided in
Section 4.1.(b)(i).

         "Notice of Swing Line Loan" shall have the meaning provided in Section 4.1.(a)(ii).

         "Obligations" shall mean all amounts owing to the Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all Loans (including all principal and interest payments due thereunder), fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities, and obligations of the Consolidated Companies, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extensions, modifications or refinancings thereof.

         "Payment Office" shall mean with respect to payments of principal, interest, fees or other amounts relating to the Revolving Loans, the Swing Line Loans, the Competitive Bid Loans and all other Obligations, the office specified as the "Payment Office" for the Agent and in the case of the Swing Line Loans, the Swing Line Lender, on the signature page of the Agent and the Swing Line Lender, or such other location as to which the Agent or the Swing Line Lender shall have given written notice to the Borrower.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, trust, limited liability company, limited liability partnership, or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits.

         "Prior Agreements" shall mean, collectively, (i) that certain Revolving Credit Agreement dated as of January 15, 1995 by and between the Borrower and SunTrust and (ii) that certain Revolving Credit Agreement dated as of January 15, 1995 by and between the Borrower and Wachovia Bank of Georgia, N.A.

         "Purchase Agreement" means that certain Stock Purchase Agreement by and among Borrower and the shareholders of the Acquired Company, dated as of January 21, 1997, as it may be amended on or prior to the Closing Date in accordance with Section 5.1(h) hereof.

         "Purchase Money Indebtedness" shall mean Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition cost of any property (excluding trade payables incurred in the ordinary course of business) and any refinancing thereof, in each case entered into in compliance with this Agreement.

         "Rating Agency" shall mean either Moody's or Standard & Poor's.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Required Lenders" shall mean at any time, the Lenders holding at least 66 2/3% of the amount of the Total Commitments, whether or not advanced or, following the termination of all of the Commitments, the Lenders holding at least 66 2/3% of the aggregate outstanding Advances at such time.

         "Requirement of Law" for any Person shall mean any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Restricted Investment" means all investments (in cash or by delivery of property) made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, guaranty, capital contribution or otherwise (including, without limitation, the net actual liability of such Person under an Interest Rate Contract not entered into in respect of outstanding Funded Debt of such Person); provided, however, that Restricted Investments shall not mean or include: (i) investments in property to be used or consumed in the ordinary course of business, (ii) investments by the Borrower or its Restricted Subsidiaries in and to Restricted Subsidiaries, including any investment in a corporation which, after giving effect to such investment, will immediately become a Restricted Subsidiary, (iii) investments in commercial paper or other short-term security maturing in 270 days or less from the date of issuance, which at the time of acquisition by the Borrower or its Subsidiary, is accorded the rating of A-2 or better by Standard & Poor's or P-2 or better by Moody's,
(iv) investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in three years or less from the date of acquisition thereof, (v) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Restricted Subsidiary, (vi) receivables arising from the sale of goods and services in the ordinary course of business of the Borrower and its Restricted Subsidiaries, (vii) municipal bonds maturing in three (3) years or less from the date of acquisition thereof and accorded either a long-term or short-term rating no lower than the highest rating category by Standard & Poor's or Moody's, (viii) variable rate preferred stock issued by United States or United Kingdom corporations which are accorded a rating no lower than the third highest rating category by Standard & Poor's or Moody's,
(ix) variable rate demand obligations, tax-free preferred stock of United States corporations and other tax exempt investments which mature in three (3) years or less or have variable rate features and are accorded a rating no lower than the third highest rating category by Standard & Poor's or Moody's, (x) certificates of deposit of or drafts accepted by a commercial bank (a) that is organized under the laws of the United States of America or any state thereof, and (b) whose long-term unsecured debt obligations (or the long-term debt obligations of the bank holding company owning all of the capital stock of such bank) shall be rated A2 or better by Moody's or A or better by Standard & Poor's, and (c) that has capital, surplus and undivided profits aggregating in excess of $100,000,000, and (xi) the initial investments made by the Borrower and its Subsidiaries in the Sonoco Joint Venture through the contribution of those assets forming a part of their solid fiber partition business.

         "Restricted Subsidiary" means (i) any Subsidiary of the Borrower identified as such on Schedule I hereto, (ii) the Acquired Company and any Subsidiaries it owns at the time of the closing of the transaction evidenced by this Agreement, and (iii) any Subsidiary of the Borrower created or acquired after the date of this Agreement other than a Subsidiary which, at the option of the Borrower, is designated in writing by the Borrower to the Agent as being an Unrestricted Subsidiary.

         "Reuters Screen" shall mean, when used in connection with any designated page and LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Revolving Credit Commitment" shall mean, at any time for any Lender, the amount of such commitment set forth opposite such Lender's name on the signature pages hereof, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to Section 2.3., any assignment thereof pursuant to Section 11.6., or any amendment thereof pursuant to Section 11.2.

         "Revolving Credit Notes" shall mean, collectively, the promissory notes evidencing the Revolving Loans in the form attached hereto as Exhibit A, either as originally executed or as hereafter amended, modified or supplemented.

         "Revolving Loans" shall mean, collectively, the revolving loans made to the Borrower by the Lenders pursuant to Section 2.1.

         "Security Documents" shall mean, collectively, each guaranty agreement, mortgage, deed of trust, security agreement, pledge agreement, or other security or collateral document, if any, guaranteeing or securing the Obligations, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Sonoco Joint Venture" shall mean the Delaware limited liability company to be formed by the Subsidiaries of the Borrower and Sonoco Products Company, respectively, to engage in the solid fiber partition business previously conducted separately by the Borrower and Sonoco Products Company.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. and its successors.

         "Subsidiary" shall mean, with respect to any Person, any corporation or other entity (including, without limitation, limited liability companies, partnerships, joint ventures, limited liability companies, and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of Voting Stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly through one or more other Subsidiaries.

         "Subsidiary Guarantee" shall mean a Subsidiary Guarantee substantially in the form of Exhibit "M" executed and delivered by one or more Subsidiary Guarantors in favor of the Agent, for the ratable benefit of the Lenders, together with all amendments and supplements thereto.

         "Subsidiary Guarantor" shall mean a Restricted Subsidiary which will execute a Subsidiary Guarantee pursuant to Section 7.10.

         "Swing Line Commitment" shall mean, at any time for the Swing Line Lender, an amount equal to the Swing Line Commitment set forth on the signature page of the Swing Line Lender, as the same may be increased or decreased from time to time as a result of any assignment thereof pursuant to Section 11.6., or any amendment thereof pursuant to Section 11.2. The Swing Line Commitment shall be part of, subsumed within, and not in addition to the Revolving Credit Commitment of the Swing Line Lender until such Revolving Credit Commitment is reduced to or below $90,000,000, at which time the Swing Line Commitment shall become an independent Commitment hereunder in the amount specified in the preceding sentence.

         "Swing Line Facility" shall mean, at any time, the Swing Line Commitment, which amount shall not exceed $20,000,000.

         "Swing Line Lender" shall mean SunTrust and any successor or assignee thereof.

         "Swing Line Loans" shall mean, collectively, loans made by the Swing Line Lender to the Borrower pursuant to the Swing Line Facility.

         "Swing Line Note" shall mean a promissory note of the Borrower payable to the order of the Swing Line Lender, in substantially the form of Exhibit C hereto, evidencing the maximum aggregate principal indebtedness of the Borrower to such Swing Line Lender with respect to the Swing Line Commitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

         "Taxes" shall mean any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Telerate" shall mean, when used in connection with any designated page and LIBOR or the Federal Funds Rate, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR or the Federal Funds Rate).

         "Total Capitalization" shall mean for the Borrower and its Restricted Subsidiaries on a consolidated basis, the sum of their: (i) Funded Debt and (ii) Consolidated Net Worth.

         "Total Commitments" shall mean the sum of the Revolving Credit Commitments of all Lenders.

         "Type" of Borrowing shall mean a Borrowing consisting of Base Rate Advances, Eurodollar Advances, Competitive Bid Rate Advances, or Cost of Funds Advances.

         "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower that is not a Restricted Subsidiary.

         "Voting Stock" shall mean stock of a corporation of a class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by the reason of the happening of any contingency).

         "Waldorf Credit Agreement" shall mean that certain Credit Agreement dated as of July 5, 1995 among Waldorf Corporation, the banks party thereto and The Chase Manhattan Bank, as administrative agent, as amended and supplemented from time to time.

         "Waldorf Indenture" shall mean the agreement pursuant to which the Waldorf Debt is issued.

         SECTION 1.2.      ACCOUNTING TERMS AND DETERMINATION.

         Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained, in accordance with GAAP. In the event of a change in GAAP that is applicable to the Borrower and its Subsidiaries, compliance with the financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect prior to such change; provided, however, that the Borrower and the Required Lenders will thereafter negotiate in good faith to revise such covenants to the extent necessary to conform such covenants to GAAP as then in effect.

         SECTION 1.3.      OTHER DEFINITIONAL TERMS.

         The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

         SECTION 1.4.      EXHIBITS AND SCHEDULES.

         All Exhibits and Schedules attached hereto are by reference made a part hereof.

         ARTICLE 2. REVOLVING LOANS; COMPETITIVE BID LOANS

         SECTION 2.1.      COMMITMENT; USE OF PROCEEDS.

         (a) Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make to Borrower from time to time on and after the Closing Date, but prior to the Maturity Date, Revolving Loans; provided that, immediately after each such Revolving Loan is made, (i) the aggregate principal amount of all Advances comprising Revolving Loans made by such Lender shall not exceed such Lender's Revolving Credit Commitment, and (ii) the aggregate principal amount of all outstanding Revolving Loans plus the aggregate principal amount of all Competitive Bid Rate Advances plus the aggregate principal amount of all outstanding Swing Line Loans, shall not exceed the Total Commitments.

         (b) Each Revolving Loan shall, at the option of Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Advances or Eurodollar Advances. The aggregate principal amount of each Borrowing of Revolving Loans comprised of Eurodollar Advances shall be not less than $5,000,000 or a greater integral multiple of $1,000,000, and the aggregate principal amount of each Borrowing of Revolving Loans comprised of Base Rate Advances shall be not less than $1,000,000 or a greater integral multiple of $100,000.

         (c) The proceeds of Revolving Loans shall be used solely for the following purposes:

                  (i) Initially, to repay the Indebtedness outstanding pursuant to the Prior Agreements on the Closing Date; and

                  (ii) All other amounts shall be used by the Borrower and its Subsidiaries for acquisitions, capital expenditures and as working capital and for other general corporate purposes.

         SECTION 2.2.      REVOLVING CREDIT NOTES; REPAYMENT OF PRINCIPAL.

         (a) The Borrower's obligations to pay the principal of, and interest on, the Revolving Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Revolving Credit Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

         (b) All Borrowings outstanding under the Revolving Credit Commitments shall be due and payable in full on the Maturity Date.

SECTION 2.3. REDUCTION OF REVOLVING CREDIT AND SWING LINE COMMITMENTS; MANDATORY PREPAYMENT.

         (a) Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to the Agent, Borrower shall have the right, without premium or penalty, to terminate the Revolving Credit Commitments, in part or in whole, provided that any partial termination of the Revolving Credit Commitments pursuant to this Section 2.3. shall be in an amount of at least $1,000,000 and integral multiples of $1,000,000.

         (b) The Revolving Credit Commitments shall be automatically and permanently reduced in connection with the consummation of any Equity Offering by an amount equal to the lesser of (i) 100% of the Net Sale Proceeds received by the Borrower in respect of any Equity Offering and (ii) an amount necessary to reduce the Total Commitments to $300,000,000 (the "Reduction").

         (c) Any reduction of Revolving Credit Commitments pursuant to subsections (a) and (b) of this Section 2.3. shall apply to proportionately, automatically and permanently reduce the Revolving Credit Commitments of each of the Lenders based upon each Lender's Applicable Commitment Percentage.

         (d) If at any time the aggregate outstanding Competitive Bid Loans, Revolving Loans and, so long as the Swing Line Commitment is part of the Swing Line Lender's Revolving Credit Commitment, Swing Line Loans exceed the Total Commitments, the Borrower shall immediately cause an amount equal to such excess to be applied as follows in the order of priority indicated:

                  First, so long as the Swing Line Commitment is part of the Swing Line Lender's Revolving Credit Commitment, to the prepayment of outstanding Swing Line Loans;

                  Second, to the prepayment of outstanding Revolving Loans; and

                  Third, to the prepayment of outstanding Competitive Bid Loans,

         such prepayment to be applied to such Loans as designated by the Borrower and, in the event the Borrower fails to designate a Loan, to such Loans with the earliest maturity dates, based upon the remaining terms of their respective Interest Periods, and with respect to Loans with the same Interest Period, pro rata to the Lenders extending such Loans.

Any prepayment of Swing Line Loans, Revolving Loans and Competitive Bid Loans pursuant to this Section 2.3. shall be made, insofar as is possible, in such a way as to avoid any funding losses pursuant to Section 4.13.

         SECTION 2.4.      CHANGE IN CONTROL OF THE BORROWER.

         If (i) any Change in Control occurs hereunder or (ii) any event or condition shall occur or exist which, pursuant to the terms of any Change in Control Provision (other than a Change in Control Provision in the Waldorf Indenture and the Waldorf Credit Agreement) requires or permits the holder(s) of the Indebtedness subject to such Change in Control Provision to require that such Indebtedness be redeemed, repurchased, defeased, prepaid or repaid, in whole or in part, or the maturity of such Indebtedness to be accelerated, then, upon the occurrence of the events described in (i) or (ii) above, the Borrower shall provide notice of the occurrence thereof to the Agent and the Lenders promptly after such occurrence and, on the ninetieth (90th) day after such occurrence, unless the Lenders shall have elected otherwise (such election to be made in their sole and absolute discretion), there shall be an automatic reduction of the Revolving Credit Commitments and the Swing Line Commitments and the Borrower shall repay in full all outstanding Loans, together with all accrued and unpaid interest thereon and Facility Fees due hereunder, and all other amounts owing to the Lenders hereunder.

         SECTION 2.5.      EXTENSION OF COMMITMENTS.

         (a) The Borrower may, by written notice to the Agent (which shall promptly deliver a copy to each of the Lenders), given not more than sixty (60) days nor less than thirty (30) days prior to any anniversary of the Closing Date while the Revolving Credit Commitments are in effect, request that the Lenders extend the then scheduled Maturity Date (the "Existing Date") for an additional one-year period. Each Lender shall, by notice to the Borrower and the Agent given within fifteen (15) Business Days after the Borrower gives such notice, advise the Borrower and the Agent whether or not such Lender consents to the extension request (and any Lender which does not respond during such 15-Business-Day period shall be deemed to have advised the Borrower that it will not agree to such extension).

         (b) In the event that, on the 15th Business Day after Borrower gives the notice described in subsection (a) above, not all of the Lenders shall have agreed to extend their Revolving Credit Commitments, the Borrower shall notify each of the consenting Lenders ("Consenting Lenders") of the amount of the Revolving Credit Commitments of the non-extending Lenders ("Non-Consenting Lenders") and each of such Consenting Lenders shall, by notice to the Borrower and the Agent given within ten (10) Business Days after receipt of such notice, advise the Agent and Borrower whether or not such Lender wishes to purchase all or a portion of the Revolving Credit Commitments of the Non-Consenting Lenders (and any Lender which does not respond during such 10-Business-Day period shall be deemed to have rejected such offer). In the event that more than one Consenting Lender agrees to purchase all or a portion of such Revolving Credit Commitments, the Borrower and the Agent shall allocate such Revolving Credit Commitments among such Consenting Lenders so as to preserve, to the extent possible, the relative pro rata shares of the Consenting Lenders of the Revolving Credit Commitments prior to such extension request. If Consenting Lenders do not elect to assume all of the Revolving Credit Commitments of the Non-Consenting Lenders, the Borrower shall have the right to arrange for one or more banks or other lending institutions (any such bank or lending institution being called a "New Lender"), to purchase the Revolving Credit Commitment of any Non-Consenting Lender. Each Non-Consenting Lender shall assign its Revolving Credit Commitment and the Loans outstanding hereunder to the Consenting Lender or New Lender purchasing such Revolving Credit Commitment in accordance with Section 11.6., in return for payment in full of all principal, interest and other amounts owing to such Non-Consenting Lender hereunder, on or before the Existing Date and, as of the effective date of such assignment, shall no longer be a party hereto, provided that each New Lender shall be subject to the approval of the Agent (which approval shall not be unreasonably withheld). If (and only if) Lenders (including New Lenders) holding Revolving Credit Commitments representing at least 60% of the aggregate Revolving Credit Commitments on the date of such extension request shall have agreed in accordance with the terms hereof to such extension (the "Continuing Lenders"), then (i) the Maturity Date shall be extended for one additional year from the Existing Date and (ii) the Commitment of any Non-Consenting Lender which has not been assigned to a Consenting Lender or a New Lender shall terminate (with the result that the amount of the Total Commitments shall be decreased by the amount of such Revolving Credit Commitment), and all Loans of such Non-Consenting Lender shall become due and payable, together with all interest accrued thereon and all other amounts owed to such Non-Consenting Lender hereunder, on the Existing Date applicable to such Lender without giving effect to any extension of the Maturity Date.

         (c) The effective date of any extension of the Maturity Date shall be the date on which 60% of the Continuing Lenders have agreed to such extension in accordance with the terms of Section 2.5(b).

         (d) The extension by the Swing Line Lender of its Revolving Credit Commitment pursuant to this Section 2.5. shall automatically extend the Swing Line Commitment.

         SECTION 2.6.      COMPETITIVE BID LOANS

         (a) In addition to making Revolving Loans pursuant to the Revolving Credit Commitments pursuant to Section 2.1. above, the Lenders may, in their sole discretion and at the request of the Borrower, make Competitive Bid Rate Advances to the Borrower in an amount not to exceed the Available Revolving Credit Commitment.

         (b) In order to request Competitive Bids, the Borrower shall telecopy to the Agent a duly completed Competitive Bid Request in the form of Exhibit E attached hereto (which may request not more than two Competitive Bids), to be received by the Agent not later than 10:00 a.m. (Atlanta, Georgia) time, four
(4) Business Days prior to the proposed Competitive Bid Loan or Loans. A Competitive Bid Request that does not conform substantially to the format of Exhibit E may be rejected in the Agent's sole discretion, and the Agent shall notify the Borrower of such rejection by telecopy not later than 12:00 noon (Atlanta, Georgia time) on the date of receipt. Such request shall in each case refer to this Agreement and specify (i) the date of such Borrowing or Borrowings (which shall be a Business Day) and
(ii) the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and
(iii) the Interest Period requested with respect thereto. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Agent shall invite by telecopy (substantially in the form set forth in Exhibit F attached hereto) the Lenders to bid, subject to the terms and conditions of this Agreement, to make Competitive Bid Rate Advances pursuant to the Competitive Bid Request.

         (c) Each Lender may, in its sole discretion, make one or more Competitive Bids (but not more than two) to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Agent via telecopy, substantially in the form of Exhibit G attached hereto, not later than 11:00 a.m. (Atlanta, Georgia time) on the Business Day of the proposed Competitive Bid Loan. Multiple bids (not to exceed two per Lender) will be accepted by the Agent. Competitive Bids that do not conform substantially to the format of Exhibit G may be rejected by the Agent acting in consultation with the Borrower, and the Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (i) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000) of the Competitive Bid Rate Advance or Advances that the Lender is willing to make to the Borrower, (ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Bid Rate Advance or Advances, and
(iii) the Interest Period and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Agent via telecopy by the time specified above for submitting a Competitive Bid; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Rate Advance as part of such Competitive Bid Loan. A Competitive Bid submitted by a Lender pursuant to this paragraph (c) shall be irrevocable (absent manifest error).

         (d) The Agent shall promptly notify the Borrower by telecopy of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Bid Rate Advance in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.6.

         (e) The Borrower may, in its sole and absolute discretion, subject only to the provisions of this paragraph (e), accept or reject any Competitive Bid referred to in paragraph (d) above. The Borrower shall notify the Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph
(d) above not later than 12:30 p.m. (Atlanta, Georgia time) on the Business Day of the proposed Competitive Bid Loan; provided, however, that (i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (d) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a bid made at a lower Competitive Bid Rate with respect to the same requested Advance, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at the same Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and
(v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Bid Loan unless such Competitive Bid Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Bid Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Bid Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (e) shall be irrevocable.

         (f) The Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted.

         (g) A Competitive Bid Request shall not be made within five (5) Business Days after the date of any previous Competitive Bid Request.

         (h) If the Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one half of an hour earlier than the time at which the other Lenders are required to submit their bids to the Agent pursuant to paragraph (c) above.

         (i) Each Lender participating in any Competitive Bid Loan shall make its Competitive Bid Rate Advance available to the Agent on the date specified in the Bid

Request at the time and in the manner and subject to the provisions specified in Section 4.2..

         (j) The proceeds of each of the Competitive Bid Loans shall be used by the Borrower and its Subsidiaries for acquisitions, capital expenditures and as working capital and for other general corporate purposes.

         SECTION 2.7.      COMPETITIVE BID NOTES; REPAYMENT OF PRINCIPAL.

         (a) The Borrower's obligations to pay the principal of, and interest on, the Competitive Bid Loans to each Lender shall be evidenced by the records of the Agent and such Lender and by the Competitive Bid Note payable to such Lender (or the assignor of such Lender) completed in conformity with this Agreement.

         (b) A Competitive Bid Loan shall be due and payable in full on the earlier of (i) the expiration of the applicable Interest Period or (ii) the Maturity Date.

         SECTION 2.8.      LIMITATION ON THE AMOUNT OF BID LOANS.

         The aggregate outstanding principal amount of all Revolving Loans, all Swing Line Loans and all Competitive Bid Loans at any time shall not exceed the Total Commitments at such time.

         SECTION 2.9.      PRO RATA PAYMENTS.

         Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Revolving Loans and fees (other than the fees payable under the Fee Letter, which shall be retained by the Agent) described in this Agreement shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) each payment on account of principal of and interest on a Competitive Bid Loan shall be made to the Agent for the account of the Lender making such Competitive Bid Loan, (c) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (d) the Agent will promptly distribute payments received by it to the Lenders. If a payment is received by the Agent before 10:00 a.m., Atlanta, Georgia time on a Business Day, the Agent shall distribute each Lender's share of the payment to such Lender before 2:00 p.m., Atlanta, Georgia time on the same day; or if a payment is received by the Agent after 10:00 a.m. Atlanta, Georgia time on a Business Day or is received on a day other than a Business Day, the Agent shall distribute each Lender's share of the payment to such Lender before 2:00 p.m., Atlanta, Georgia time on the next Business Day. If, for any reason, the Agent makes any distribution to any Lender prior to receiving the corresponding payment from the Borrower, and the Borrower's payment is not received by the Agent within three Business Days after payment by the Agent to the Lender, the Lender will, upon written request from the Agent, return the payment to the Agent with interest at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank for the period commencing on the date the Lender received such payment and ending on, but excluding, the date of its repayment to the Agent. If the Agent advises any Lender of any miscalculation of the amount of such Lender's share that has resulted in an excess payment to such Lender, promptly upon request by the Agent such Lender shall return the excess amount to the Agent with interest calculated as set forth above. Similarly, if a Lender advises the Agent of any miscalculation that has resulted in an insufficient payment to such Lender, promptly upon written request by such Lender the Agent shall pay the additional amount to such Lender with interest calculated as set forth above. In the event the Agent is required to return any amount of principal, interest or fees or other sums received by the Agent after the Agent has paid over to any Lender its share of such amount, such Lender shall, promptly upon demand by the Agent, return to the Agent such share, together with applicable interest on such share.

                         ARTICLE 3. SWING LINE FACILITY

         SECTION 3.1.      SWING LINE FACILITY; USE OF PROCEEDS.

         (a) Subject to and upon the terms and conditions herein set forth, the Swing Line Lender, from on and after the Closing Date, but prior to the Maturity Date, hereby agrees to make available to the Borrower from time to time, Swing Line Loans which shall not exceed in aggregate principal amount at any time outstanding the Swing Line Commitment.

         (b) Amount and Terms of Swing Line Loans. Each Swing Line Loan shall, at the option of Borrower, be made or continued as, or converted into, Base Rate Advances, Eurodollar Advances or, to the extent available, Cost of Funds Advances. The aggregate principal amount of each Swing Line Loan comprised of Eurodollar Advances shall be not less than $500,000 or a greater integral multiple of $100,000, and the aggregate principal amount of each Swing Line Loan comprised of Base Rate Advances or Cost of Funds Advances shall be not less than $500,000 or greater integral multiples of $100,000.

         (c) Use of Proceeds. The proceeds of Swing Line Loans shall be used by the Borrower and its Subsidiaries for acquisitions, capital expenditures and as working capital and for other general corporate purposes.

         (d) Notification of Availability of Cost of Funds Advance and Cost of Funds Rate. The Swing Line Lender shall have no obligation to make a Cost of Funds Advance. If the Swing Line Lender elects to make a Cost of Funds Advance, it shall notify the Borrower thereof and of the Cost of Funds Rate being offered prior to 11:00 a.m. (Atlanta time) on the Business Day of such requested Advance. If the Borrower does not notify the Swing Line Lender of its acceptance of such Cost of Funds Advance prior to 12:00 noon (Atlanta time) on the date of such requested Advance, the Borrower will be deemed to have rejected the same.

         (e) Swing Line Lender. If the existing Swing Line Lender (the "Existing Swing Line Lender") is unable or unwilling to make Cost of Funds Advances to the Borrower, the Borrower may, upon the satisfaction of the following conditions, designate a new Swing Line Lender to replace the Existing Swing Line Lender:

         (i) the Borrower shall provide written notice to the Agent and the Lenders, including the Existing Swing Line Lender, of its intention to proceed under this paragraph (e), which notice shall include (i) the identity of the lending institution selected by the Borrower to be the new Swing Line Lender (the "New Swing Line Lender") and (ii) the date upon which the Borrower intends to effect the replacement of the Existing Swing Line Lender (the "New Swing Line Lender Replacement Date") ; and

         (ii) the Borrower shall, on or prior to the Swing Line Lender Replacement Date, repay in full all outstanding Swing Line Loans, together with all ac-crued and unpaid interest thereon, and all other amounts owing to the Existing Swing Line Lender hereunder relating to its Swing Line Loans.

Upon the satisfaction of the foregoing conditions and upon the consummation of the amendment to this Agreement referred to in the next sentence, (x) the Swing Line Commitment shall terminate as to the Existing Swing Line Lender; (y) the Existing Swing Line Lender shall cancel the outstanding Swing Line Note and return it to the Borrower and (z) the New Swing Line Lender shall replace and become vested with all the rights, powers, privileges and duties of the existing Swing Line Lender under this Agreement. Before the new Swing Line Commitment can become effective, it will be necessary to amend the provisions of this Agreement relating to the relationship of the Swing Line Commitment to the Revolving Credit Commitment of the Existing Swing Line Lender as well as Sections 2.3. and
2.4. The Lenders and the Borrower covenant and agree to negotiate such amendment in good faith.

         SECTION 3.2.      SWING LINE NOTE; REPAYMENT OF PRINCIPAL.

         (a) The Borrower's obligations to pay the principal of, and interest on, the Swing Line Loans to the Swing Line Lender shall be evidenced by the records of the Swing Line Lender and by the Swing Line Note payable to the Swing Line Lender in the amount of the Swing Line Facility.

         (b) All Borrowings outstanding under the Swing Line Note shall be due and payable in full on the earlier of (i) the expiration of the applicable Interest Period or (ii) on the Maturity Date.

         SECTION 3.3.      VOLUNTARY REDUCTION OF SWING LINE COMMITMENT

         Upon at least three (3) Business Days' prior telephonic notice (promptly confirmed in writing) to SunTrust and the Agent, Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Swing Line Commitment, in part or in whole, provided that any partial termination pursuant to this Section 3.3. shall be in an amount of at least $1,000,000 and integral multiples of $100,000.

         SECTION 3.4. REFUNDING SWING LINE LOANS WITH PROCEEDS OF MANDATORY REVOLVING LOANS.

         If (i) any Swing Line Loan shall be outstanding upon the occurrence of an Event of Default, or (ii) after giving effect to any request for a Swing Line Loan or a Revolving Loan, the aggregate principal amount of the Revolving Loans and Swing Line Loans outstanding to the Swing Line Lender would exceed the Swing Line Lender's Revolving Credit Commitment, then each Lender hereby agrees, upon request from the Swing Line Lender, to make a Revolving Loan (which shall be initially funded as a Base Rate Advance) in an amount equal to such Lender's Applicable Commitment Percentage of the outstanding principal amount of the Swing Line Loans (the "Refunded Swing Line

Loans") outstanding on the date such notice is given. On or before 11:00 a.m. (local time for the Agent) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Agent to the Lenders from time to time the amount so requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not the Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, the Swing Line Lender's pro rata share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of the Revolving Loans made by the Swing Line Lender. Upon the making of any Revolving Loan pursuant to this clause, the amount so funded shall become due under such Lender's Revolving Credit Note and shall no longer be owed under the Swing Line Note. Each Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
(i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Consolidated Company; (iv) the acceleration or maturity of any Loans or the termination of the Revolving Credit Commitments after the making of any Swing Line Loan; (v) any breach of this Agreement by the Borrower or any other Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                          ARTICLE 4. GENERAL LOAN TERMS

         SECTION 4.1.      FUNDING NOTICES.

         (a) (i) Whenever Borrower desires to make a Borrowing of Revolving Loans with respect to the Revolving Credit Commitments (other than one resulting from a conversion or continuation pursuant to Section 4.1.(b)), it shall give the Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing (a "Notice of Borrowing"), such Notice of Borrowing to be given at Agent's Payment Office (x) prior to 11:00 A.M. (local time for the Agent) on the Business Day which is the requested date of such Borrowing in the case of Base Rate Advances, and (y) prior to 12:00 noon (local time for the Agent) three Business Days prior to the requested date of such Borrowing in the case of Eurodollar Advances. Notices received after 12:00 noon shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify the aggregate principal amount of the Borrowing, the date of Borrowing (which shall be a Business Day), and whether the Borrowing is to consist of Base Rate Advances or Eurodollar Advances and (in the case of Eurodollar Advances) the Interest Period to be applicable thereto.

              (ii) Whenever Borrower desires to obtain a Swing Line Loan under the Swing Line Facility (other than one resulting from a conversion or continuation pursuant to Section 4.1.(b)), it shall give the Swing Line Lender prior written notice (or telephonic notice promptly confirmed in writing) of such Swing Line Loan (a "Notice of Swing Line Loan"), such Notice of Swing Line Loan to be given at its Payment Office (x) prior to 12:00 Noon (local time for the Swing Line Lender) on the Business Day which is the requested date of such Swing Line Loan in the case of Base Rate Advances, (y) prior to 10:00 a.m. (local time for the Swing Line Lender) on the Business Day which is the requested date of such Swing Line Loan in the case of Cost of Funds Advances, and (y) prior to 12:00 noon (local time for the Swing Line Lender) two Business Days prior to the requested date of such Swing Line Loan in the case of Eurodollar Advances. Notices received after 12:00 noon shall be deemed received on the next Business Day. Each Notice of Swing Line Loan shall be irrevocable and shall specify the aggregate principal amount of the Swing Line Loan, the date of Swing Line Loan (which shall be a Business Day), and whether the Swing Line Loan is to consist of Base Rate Advances, Cost of Funds Advances or Eurodollar Advances and (in the case of Eurodollar Advances and Cost of Funds Advances) the Interest Period to be applicable thereto.

             (iii) Whenever Borrower desires to receive Competitive Bids, it shall follow the procedure set forth in Section 2.6.

         (b) (i) Whenever Borrower desires to convert all or a portion of an outstanding Borrowing under the Revolving Credit Commitments consisting of Base Rate Advances into a Borrowing consisting of Eurodollar Advances, or to continue outstanding a Borrowing consisting of Eurodollar Advances for a new Interest Period, it shall give the Agent at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as Eurodollar Advances. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 12:00 noon (local time for the Agent) on the date specified at the Payment Office of the Agent. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing consisting of Eurodollar Advances, Borrower shall have failed to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such Borrowing to a Borrowing consisting of Base Rate Advances. So long as any Executive Officer of Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Borrowing may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances unless the Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Borrowing of Eurodollar Advances shall be permitted except on the last day of the Interest Period in respect thereof.

                  (ii) Whenever Borrower desires to convert all or a portion of an outstanding Swing Line Loan consisting of Base Rate Advances into a Swing Line Loan consisting of Eurodollar Advances or Cost of Funds Advances, or to continue outstanding a Swing Line Loan consisting of Eurodollar Advances or Cost of Funds Advances for a new Interest Period, it shall give the Swing Line Lender prior written notice (or telephonic notice promptly confirmed in writing) of each such Swing Line Loan to be converted into or continued as Eurodollar Advances or Cost of Funds Advances, such notice to be given at least two Business Days in advance thereof, in the case of Eurodollar Advances, or on the same day, in the case of Cost of Funds Advances. Such notice (a "Notice of Conversion/Continuation of Swing Line Loans") shall be given prior to 12:00 noon in the case of Eurodollar Advances, or 10:00 a.m. in the case of Cost of Funds Advances (local time for the Swing Line Lender) on the date specified at the Payment Office of the Swing Line Lender. Each such Notice of Conversion/Continuation of Swing Line Loans shall be irrevocable and shall specify the aggregate principal amount of the Advances to be converted or continued, the date of such conversion or continuation and the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Swing Line Loan consisting of Eurodollar Advances or Cost of Funds Advances, Borrower shall have failed to deliver the Notice of Conversion/Continuation of Swing Line Loans, Borrower shall be deemed to have elected to convert or continue such Swing Line Loan to a Swing Line Loan consisting of Base Rate Advances. So long as any Executive Officer of Borrower has knowledge that any Default or Event of Default shall have occurred and be continuing, no Swing Line Loan may be converted into or continued as (upon expiration of the current Interest Period) Eurodollar Advances or Cost of Funds Advances unless the Swing Line Lender shall have otherwise consented in writing. No continuation or conversion of any Swing Line Loan of Eurodollar Advances or Cost of Funds Advances shall be permitted except on the last day of the Interest Period in respect thereof.

         (c) Without in any way limiting Borrower's obligation to confirm in writing any telephonic notice, the Agent and the Swing Line Lender may act without liability upon the basis of telephonic notice believed by the Agent or the Swing Line Lender, as the case may be, in good faith to be from Borrower prior to receipt of written confirmation. In each such case, Borrower hereby waives the right to dispute the Agent's or the Swing Line Lender's, as the case may be, record of the terms of such telephonic notice.

         (d) The Agent shall promptly (and in any event by the same time on the next succeeding Business Day as such notice is received) give each Lender notice by telephone (confirmed in writing) or by telex, telecopy or facsimile transmission of the matters covered by the notices given to the Agent pursuant to this Section 4.1. with respect to the Revolving Credit Commitments.

         SECTION 4.2.      DISBURSEMENT OF FUNDS.

         (a) No later than 12:00 noon (local time for the Agent) in the case of a Borrowing consisting of Eurodollar Advances and no later than 2:00 p.m. (local time for the Agent) in the case of a Borrowing consisting of Base Rate Advances on the date of each Borrowing pursuant to the Revolving Credit Commitments (other than one resulting from a conversion or continuation pursuant to Section 4.1.(b)(i)), each Lender will make available its Applicable Commitment Percentage of the amount of such Borrowing in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to Borrower's demand deposit account maintained with the Agent or at Borrower's option, by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

         (b) No later than 2:00 p.m. (local time for the Swing Line Lender) on the date of each Swing Line Loan, the Swing Line Lender shall make available to Borrower the requested Swing Line Loan by crediting such amounts to Borrower's demand deposit account maintained with the Agent or at Borrower's option, by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower, by the close of business on such Business Day.

         (c) No later than 3:00 p.m. (local time for the Agent) on the date of each Competitive Bid Loan, each Lender participating in such Competitive Bid Loan will make available its pro rata share of the amount of such Competitive Bid Loan in immediately available funds at the Payment Office of the Agent. The Agent will make available to Borrower the aggregate of the amounts (if any) so made available by the

Lenders to the Agent in a timely manner by crediting such amount to Borrower's demand deposit account maintained with the Agent or at the Borrower's option by effecting a wire transfer of such amounts to Borrower's account specified by the Borrower by the close of business on such Business Day. In the event that Lenders do not make such amounts available to the Agent by the time prescribed above but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

         (d) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing which includes such amount paid and any amounts due under Section 4.13. hereof. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

         (e) All Borrowings under the Revolving Credit Commitments shall be loaned by the Lenders on the basis of their Applicable Commitment Percentage on the date of such Borrowing. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Commitment hereunder.

         SECTION 4.3.      INTEREST.

         (a) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Revolving Loans from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

         (i) For Base Rate Advances--The Base Rate in effect from time to time; and

         (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the Applicable Margin.

         (b) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Swing Line Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the applicable rates indicated below:

         (i) For Base Rate Advances--The Base Rate in effect on each day that the Swing Line Loan is outstanding;

         (ii) For Eurodollar Advances--The relevant Adjusted LIBO Rate plus the Applicable Margin; and

         (iii) For Cost of Funds Advances--The relevant Cost of Funds Rate plus the Applicable Margin.

         (c) Borrower agrees to pay interest in respect of all unpaid principal amounts of the Competitive Bid Loans made to Borrower from the respective dates such principal amounts were advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at the Competitive Bid Rate or Rates agreed to by the Borrower and the Lender(s) participating therein for each Competitive Bid Loan.

         (d) Overdue principal and, to the extent not prohibited by applicable law, overdue interest, in respect of the Revolving Loans, Swing Line Loans and Competitive Bid Loans, and all other overdue amounts owing hereunder, shall bear interest from each date that such amounts are overdue:

         (i) in the case of overdue principal and interest with respect to all Loans outstanding as Eurodollar Advances, at the greater of (A) the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2.0%) per annum or (B) the rate in effect for Base Rate Advances plus an additional two percent (2.0%) per annum; and

         (ii) in the case of overdue principal and interest with respect to all other Loans outstanding as Base Rate Advances, or Cost of Funds Advances or Competitive Bid Rate Advances, and all other Obligations hereunder (other than Loans), at a rate equal to the Base Rate plus an additional two percent (2.0%) per annum.

         (e) Interest on each Loan shall accrue from and including the date of such Loan to but excluding the date of any repayment thereof; provided that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. Interest on all outstanding Base Rate Advances shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on March 31, 1997. Interest on all outstanding Eurodollar Advances and Competitive Bid Rate Advances shall be payable on the last day of each Interest Period applicable thereto, and, in the case of Eurodollar Advances and Competitive Bid Rate Advances having an Interest Period in excess of three months, on each three month anniversary of the initial date of such Interest Period. Interest on all outstanding Cost of Funds Advances shall be payable monthly in arrears on the last day of each Interest Period applicable thereto. Interest on all Loans shall be payable on any conversion of any Advances comprising such Loans into Advances of another Type (other than in connection with the conversion from a Base Rate Loan), prepayment (on the amount prepaid), at maturity (whether by acceleration, notice of prepayment or otherwise) and, after maturity, on demand.

         (f) The Agent shall promptly notify the Borrower and the other Lenders by telephone (confirmed in writing) or in writing, upon determining the Adjusted LIBO Rate for any Interest Period. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

         SECTION 4.4.      INTEREST PERIODS; MAXIMUM NUMBER OF BORROWINGS.

         (a) In connection with the making or continuation of, or conversion into, each Borrowing of Eurodollar Advances, Borrower shall select an Interest Period to be applicable to such Eurodollar Advances, which Interest Period shall be either a 1, 2, 3 or 6 month period.

         (b) In connection with the submission of each Competitive Bid Request, the Borrower may select an Interest Period to be applicable to such Competitive Bid Loan not to exceed 24 months.

         (c) In connection with the submission of each request for a Cost of Funds Advance, the Borrower may select an Interest Period to be applicable to such Cost of Funds Advance not to exceed 30 days.

         (d) Notwithstanding paragraphs (a), (b) and (c) of this Section 4.4.:

         (i) The initial Interest Period for any Borrowing of Eurodollar Advances, Cost of Funds Advances or Competitive Bid Rate Advances shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Base Rate Advances) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

         (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of Eurodollar Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iii) Any Interest Period in respect of Eurodollar Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month; and

         (iv) No Interest Period with respect to the Loans shall extend beyond the Maturity Date.

         (e) At no time shall the combined number of Borrowings outstanding under Articles 2. and 3. exceed eight (8); provided that, for the purpose of determining the number of Borrowings outstanding and the minimum amount for Borrowings resulting from conversions or continuations, all Swing Line Loans comprised of Base Rate Advances shall be considered as one Borrowing, all Swing Line Loans comprised of Cost of Funds Advances shall be considered as one Borrowing, and all Revolving Loans comprised of Base Rate Advances shall be considered as one Borrowing; further provided that, at no time shall more than two (2) Swing Line Loans consisting of Eurodollar Advances be outstanding.

         SECTION 4.5.      FEES.

         (a) Borrower shall pay to the Agent, for the ratable benefit of each Lender based upon its respective Applicable Commitment Percentage of the Total Commitments, a facility fee (the "Facility Fee") for the period commencing on the Closing Date to and including the Maturity Date, payable e quarterly in arrears on the last day of each calendar quarter, commencing on March 31, 1997, and on the Maturity Date, equal to the Facility Fee Percentage multiplied by the average daily amount of the Revolving Credit Commitments, whether or not utilized.

         (b) Borrower shall pay to the Agent the amounts and on the dates agreed to in the Fee Letter.

         SECTION 4.6. EFFECTIVE DATE FOR ADJUSTMENT TO FACILITY FEE PERCENTAGE AND APPLICABLE MARGIN.


         The Facility Fee Percentage and Applicable Margin (collectively "Applicable Percentages" shall be determined and adjusted quarterly on the date by which the

Borrower is required to provide the officer's certificate in accordance with the provisions of Section 7.7.(d) (each a "Calculation Date"); provided, however that (i) the initial Applicable Percentages shall assume that the Ratio of Consolidated Funded Debt to Total Capitalization shall be 60% and shall remain at such level until the first Calculation Date subsequent to December 31, 1996, and, thereafter, such level shall be determined by the then current Ratio of Consolidated Funded Debt to Total Capitalization, and (ii) if the Borrower fails to provide the officer's certificate to the Agent by each Calculation Date, the Applicable Percentages from such Calculation Date shall be based on maximum percentage until such time as an appropriate officer's certificate is provided, whereupon the level shall be determined by the then current Ratio of Consolidated Funded Debt to Total Capitalization. Except as set forth above, each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date.

         SECTION 4.7.      VOLUNTARY PREPAYMENTS OF BORROWINGS.

         (a) Borrower may, at its option, prepay Borrowings consisting of Base Rate Advances at any time in whole, or from time to time in part, in amounts aggregating $1,000,000 or any greater integral multiple of $100,000, by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment. Borrowings consisting of Eurodollar Advances or Competitive Bid Rate Advances may be prepaid, at Borrower's option, in whole, or from time to time in part, in amounts aggregating $1,000,000 or an integral multiple of $1,000,000 (except that no partial prepayment may be made if the remaining principal amount outstanding of such Eurodollar Advance which comprises a Revolving Loan or Competitive Bid Rate Advance would be less than $5,000,000), by paying the principal amount to be prepaid, together with interest accrued and unpaid thereon to the date of prepayment, and all compensation payments pursuant to Section 4.13. if such prepayment is made on a date other than the last day of an Interest Period applicable thereto. Each such optional prepayment shall be applied in accordance with Section 4.7.(c) below.

         (b) Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent or the Swing Line Lender, as applicable, of any intended prepayment of the Revolving Loans (i) by 11:00 A.M. (local time for the Agent) on the Business Day of any prepayment of Base Rate Advances or Cost of Funds Advances and (ii) not less than three Business Days prior to any prepayment of Eurodollar Advances or Competitive Bid Rate Advances. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment pursuant to the first sentence of this paragraph (b) with respect to any prepayment of Revolving Loans or Competitive Bid Loans, the Agent shall promptly (and in any event by the same time on the next succeeding Business Day as such notice is received) notify each Lender of the contents of such notice and of such Lender's Applicable Commitment Percentage of each Revolving Loan and its pro rata share of each Competitive Bid Loan subject to such prepayment.

         (c) Borrower, when providing notice of prepayment pursuant to Section 4.7.(b), may designate the Types of Advances and the specific Borrowing or Borrowings which are to be prepaid, provided that (i) if any prepayment of Eurodollar Advances made pursuant to a single Borrowing of the Revolving Loans shall reduce the outstanding Advances made pursuant to such Borrowing to an amount less than $5,000,000, such Borrowing shall immediately be converted into Base Rate Advances; and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. In the absence of a designation by Borrower, the Agent or, with respect to the Swing Line Loans, the Swing Line Lender, shall, subject to the foregoing, make such designation in its discretion but using reasonable efforts to avoid funding losses to the Lenders pursuant to Section 4.13. and subject to the last sentence of Section 4.16. All voluntary prepayments shall be applied to the payment of interest then due and owing before application to principal.

         SECTION 4.8.      MANNER OF PAYMENT, CALCULATION OF INTEREST, TAXES

         (a) (i) Except as otherwise specifically provided herein, all payments under this Agreement and the other Credit Documents, other than the payments specified in clause (ii) below, shall be made without defense, set-off or counterclaim to the Agent not later than 12:00 noon (local time for the Agent) on the date when due and shall be made in Dollars in immediately available funds at the Agent's Payment Office.

         (ii) All payments under this Agreement with respect to the Swing Line Loans, including the Swing Line Facility Fee, shall be made without defense, set-off or counterclaim to the Swing Line Lender not later than 12:00 noon (local time for the Swing Line Lender) on the date when due and shall be made in Dollars in immediately available funds at the Swing Line Lender's Payment Office.

         (b) (i) All such payments shall be made free and clear of and without deduction or withholding for any Taxes in respect of this Agreement, the Notes or other Credit Documents, or any payments of principal, interest, fees or other amounts payable hereunder or thereunder (but excluding, except as provided in paragraph (iii) hereof, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed on it (A) by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes and branch profit taxes imposed in it, by the jurisdiction of such Lender's appropriate Lending Office or any political subdivision thereof, and (B) by a jurisdiction in which any payments are to be made by any Borrower hereunder, other than the United States of America, or any political subdivision of any thereof, and that would not have been imposed but for the existence of a connection between such Lender and the jurisdiction imposing such taxes (other than a connection arising as a result of this Agreement or the transactions contemplated by this Agreement), except in the case of taxes described in this clause (B), to the extent such taxes are imposed as a result of a change in the law or regulations of any jurisdiction or any applicable treaty or regulations or in the official interpretation of any such law, treaty or regulations by any government authority charged with the interpretation or administration thereof after the date of this Agreement. If any such Taxes are so levied or imposed, Borrower agrees (A) to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every net payment of all amounts due hereunder and under the Notes and other Credit Documents, after withholding or deduction for or on account of any such Taxes (including additional sums payable under this Section 4.8.), will not be less than the full amount provided for herein had no such deduction or withholding been required, (B) to make such withholding or deduction and (C) to pay the full amount deducted to the relevant authority in accordance with applicable law. Borrower will furnish to the Agent and each Lender, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by Borrower. Borrower will indemnify and hold harmless the Agent and each Lender and reimburse the Agent and each Lender upon written request for the amount of any such Taxes so levied or imposed and paid by the Agent or Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or illegally asserted. A certificate as to the amount of such payment by such Lender or the Agent, absent manifest error, shall be final, conclusive and binding for all purposes.

         (ii) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to Borrower and the Agent, prior to the time it becomes a Lender hereunder, two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from U.S. Federal withholding tax on interest paid by Borrower hereunder) and to provide to Borrower and the Agent a new Form 4224 or Form 1001 or any successor forms thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form; provided, however, that no Lender shall be required to furnish a form under this paragraph (ii) after the date that it becomes a Lender hereunder if it is not entitled to claim an exemption from withholding under applicable law.

         (iii) Borrower shall also reimburse the Agent and each Lender, upon written request, for any Taxes imposed (including, without limitation, Taxes imposed on the overall net income of the Agent or Lender or its applicable Lending Office pursuant to the laws of the jurisdiction in which the principal executive office or the applicable Lending Office of the Agent or Lender is located) as the Agent or Lender shall determine are payable by the Agent or Lender in respect of amounts paid by or on behalf of Borrower to or on behalf of the Agent or Lender pursuant to paragraph (i) hereof.

         (iv) In addition to the documents to be furnished pursuant to Section 4.8(b)(ii), each Lender shall, promptly upon the reasonable written request of the Borrower to that effect, deliver to the Borrower such other accurate and complete forms or similar docu-mentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation or any jurisdiction in order to establish such Lender's tax status for withholding purposed or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement or the Notes.

         (v) The Borrower shall not be required to pay any amounts pursuant to
Section 4.8(b)(i) or (iii) to any Lender for the account of any Lending Officer of such Lender in respect of any United States withholding taxes payable hereunder (and the Borrower, if required by law to do so, shall be entitled to withhold such amounts and pays such amounts to the United States Government) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to comply with its obligations under Section 4.8(b)(ii), and such Lender shall not be entitled to exemption from deduction or withholding of United Stated Federal income tax in respect of the payment of such sum by the Borrower hereunder for the account of such Lending Office for, in each case, any reason other than a change in United States law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date such Lender became a Lender hereunder.

         (vi) Within sixty (60) days of the written request of the Borrower, each Lender shall execute and deliver such certificates, forms or other documents, which can be reasonably furnished consistent with the facts and which are reasonably necessary to assist in applying for refunds of Taxes remitted hereunder.

         (vii) To the extent that the payment of any Lender's Taxes by the Borrower gives rise from time to time to a Tax Benefit (as hereinafter defined) to such Lender in any jurisdiction other than the jurisdiction which imposed such Taxes, such Lender shall pay to the Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to the Borrower will be determined from time to time by the relevant Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by such Lender to the Borrower within a reasonable time after the filing of the income tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter such Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from such Lender, repay to Lender the amount of such Tax Benefit previously paid to the Borrower and rescinded, disallowed or nullified. For purposed of this section, "Tax Benefit" shall mean the amount by which any Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's Taxes. In case of any dispute with respect to the amount of any payment the Borrower shall have no right to any offset or withholding of payments with respect to future payments due to any Lender under this Agreement or the Notes.

         (c) Subject to Section 4.4.(c)(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

         (d) All computations of interest and fees shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Advances shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on Eurodollar Advances, Cost of Funds Advances and Competitive Bid Rate Advances shall be calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Each determination by the Agent of an interest rate or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

         (e) Payment by the Borrower to the Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

         SECTION 4.9.      INTEREST RATE NOT ASCERTAINABLE, ETC.

         In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBO Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market, or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the Lenders, of such determination and a summary of the basis for such determination. Until the Agent notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Lenders to make or permit portions of the Revolving Loans and the Swing Line Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances shall be suspended, and such affected Advances shall bear the same interest as Base Rate Advances. Nothing set forth in this
Section 4.9. shall prohibit the Borrower from utilizing the provisions herein relating to Competitive Bid Rate Advances or Cost of Funds Advances.

         SECTION 4.10.     ILLEGALITY.

         (a) In the event that any Lender or the Swing Line Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any Eurodollar Advance or Competitive Bid Rate Advance has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

         (b) Upon the giving of the notice to Borrower referred to in subsection
(a) above, (i) Borrower's right to request and such Lender's obligation to make Eurodollar Advances or Competitive Bid Rate Advances shall be immediately suspended, and such Lender shall make an Advance as part of the requested Borrowing of Eurodollar Advances as a Base Rate Advance, which Base Rate Advance, as the case may be, shall, for all other purposes, be considered part of such Borrowing, and (ii) if the affected Eurodollar Advance or Advances are then outstanding, Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one Business Day's written notice to the Agent and the affected Lender, convert each such Advance into a Base Rate Advance or Advances, provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 4.10.(b).

         SECTION 4.11.     INCREASED COSTS.

         (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

         (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its Eurodollar Advances or Competitive Bid Rate Advances, or its obligation to make such Advances, or the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Advances or Competitive Bid Rate Advances or its obligation to make Eurodollar Advances shall have changed (except for changes in the tax on the overall net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located); or

         (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special de-posit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its Eurodollar Advances or Competitive Bid Rate Advances or its obligation to make Eurodollar Advances or Competitive Bid Rate Advances shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Advances (except to the extent already included in the determination of the applicable Adjusted LIBO Rate for Eurodollar Advances) or Competitive Bid Rate Advances or its obligation to make Eurodollar Advances, or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, then Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 4.8.(b)), upon written notice from and demand by such Lender to Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within ten (10) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

         (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 4.11.(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, the Adjusted LIBO Rate as determined by the Agent will not adequately and fairly reflect the cost to such Lender of funding its Eurodollar Advances or, if applicable, Competitive Bid Rate Advances, then, and in any such event:

         (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to Borrower and to the other Lenders of such advice;

         (ii) Borrower's right to request and such Lender's obligation to make or permit portions of the Loans to remain outstanding past the last day of the then current Interest Periods as Eurodollar Advances or Competitive Bid Rate Advances shall be immediately suspended;

         (iii) in the event the affected Loan is a Revolving Loan, such Lender shall make a Loan as part of the requested Borrowing under the Revolving Loan Commitments of Eurodollar Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing; and

         (iv) in the event the affected Loan is a Swing Line Loan, the Swing Line Lender shall make a Loan as part of the requested Borrowing under the Swing Line Commitment of Eurodollar Advances as a Base Rate Advance, which such Base Rate Advance shall, for all other purposes, be considered part of such Borrowing. Nothing set forth in this clause (iv) shall prohibit the Borrower from requesting Cost of Funds Advances from the Swing Line Lender.

         SECTION 4.12.     LENDING OFFICES.

         (a) Each Lender agrees that, if requested by Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its Eurodollar Advances or Competitive Bid Rate Advance, as the case may be, affected by the matters or circumstances described in Sections 4.8.(b), 4.9., 4.10., 4.11. or
4.17. to reduce the liability of Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as reasonably determined by such Lender, which determination shall be conclusive and binding on all parties hereto. Nothing in this Section 4.12. shall affect or postpone any of the obligations of Borrower or any right of any Lender provided hereunder.

         (b) If any Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by Borrower thereafter pursuant to Section 4.8.(b), such Lender shall use reasonable efforts to furnish Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge Borrower from its obligations to such Lender pursuant to Section 4.8.(b) or otherwise result in any liability of such Lender.

         SECTION 4.13.     FUNDING LOSSES.

         Borrower shall compensate each Lender, upon its written request to Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all actual losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Advances or Competitive Bid Rate Advances, in either case to the extent not recovered by such Lender in connection with the re-employment of such funds but excluding loss of anticipated profits), which the Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, Eurodollar Advances or Competitive Bid Rate Advances to Borrower does not occur on the date specified therefor in a Notice of Borrowing, Notice of Swing Line Loan, Competitive Bid Accept/Reject Letter, Notice of Conversion/Continuation or Notice of Conversion/Continuation of Swing Line Loans (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 4.10.(b)) of any Eurodollar Advances to Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, Borrower defaults in its obligation to repay its Eurodollar Advances when required by the terms of this Agreement.

SECTION 4.14. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR AND COMPETITIVE BID RATE ADVANCES.

         Calculation of all amounts payable to a Lender under this Article 4. shall be made as though that Lender had actually funded its relevant Eurodollar Advances or Competitive Bid Rate Advances through the purchase of deposits in the relevant market bearing interest at the rate applicable to such Eurodollar Advances or Competitive Bid Rate Advance in an amount equal to the amount of the Eurodollar Advances or Competitive Bid Rate Advance and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar Advances or Competitive Bid Rate Advance from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Advances or Competitive Bid Rate Advances in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this
Article 4.

         SECTION 4.15.     APPORTIONMENT OF PAYMENTS.

         Aggregate principal and interest payments in respect of Loans and payments in respect of facility fees shall be apportioned among all outstanding Commitments and Loans to which such payments relate, proportionately to the Lenders' respective pro rata portions of such Commitments and outstanding Loans. The Agent shall promptly distribute to each Lender at its payment office specified by any Lender its share of all such payments received by the Agent on the same Business Day as such payment is deemed to be received by the Agent.

         SECTION 4.16.     SHARING OF PAYMENTS, ETC.

         If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Applicable Commitment Percentage of payments or reductions on account of such obligations obtained by all the Lenders (other than payments of principal, interest and fees with respect to the Competitive Bid Loans which are payable solely to the Lenders participating therein), such Lender shall forthwith (i) notify each of the other Lenders and Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.16. may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. Any payment received by the Agent or any Lender following the occurrence and during the continuation of an Event of Default shall be distributed pro rata amongst the Lenders based upon the percentage obtained by dividing the Obligations owing to each Lender by the total amount of Obligations on the date of receipt of such payment, with such amounts to be applied to the outstanding Obligations in accordance with the terms of this Agreement.

         SECTION 4.17.     CAPITAL ADEQUACY.

         Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Base Rate Advances, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Each certificate as to the amount payable under this Section 4.17. (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.

         SECTION 4.18.     LIMITATION ON CERTAIN PAYMENT OBLIGATIONS.

         (a) Each Lender or the Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 4.8.(b) no later than six months after the earlier of (i) on the date on which Lender or the Agent makes payment of any such Taxes and (ii) the date on which the relevant taxing authority or other governmental authority makes written demand upon such Lender or Agent for the payment of such Taxes.

         (b) Each Lender or Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 4.13. no later than six months after the event giving rise to the claim for indemnification or compensation occurs.

         (c) Each Lender or the Agent shall make written demand on the Borrower for indemnification or compensation pursuant to Section 4.11. or Section 4.17. no later than six months after such Lender or Agent receives actual notice or obtains actual knowledge of the promulgation of a law, rule, order, interpretation or occurrence of another event giving rise to a claim pursuant to such provisions.

         (d) In the event that the Lenders or Agent fail to give the Borrower notice within the time limitations set forth above, the Borrower shall not have any obligation to pay amounts with respect to such claims accrued prior to six months preceding any written demand therefor.

                       ARTICLE 5. CONDITIONS TO BORROWINGS

         The obligation of each Lender to make Advances to Borrower is subject to the satisfaction of the following conditions:

         SECTION 5.1.      CONDITIONS PRECEDENT TO INITIAL LOANS.

         At the time of the making of the initial Loans hereunder on the Closing Date, all obligations of Borrower hereunder incurred prior to the initial Loans (including, without limitation, Borrower's obligations to reimburse the reasonable fees and expenses of counsel to the Agent and any fees and expenses payable to the Agent as previously agreed with Borrower), shall have been paid in full, and the Agent shall have received the following, in form and substance reasonably satisfactory in all respects to the Agent:

(a)      the duly executed counterparts of this Agreement;

(b) the duly completed Revolving Credit Notes evidencing the Revolving Credit Commitments, the duly completed Swing Note evidencing the Swing Line Commitment and the duly executed Competitive Bid Notes evidencing the Competitive Bid Facility;

(c) receipt by the Agent of evidence that all governmental, shareholder and material third-party consents (including Hart-Scott-Rodino clearance) and approvals required in connection with the acquisition of the Acquired Company and the other transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on the acquisition of the Acquired Company or such other transactions or that could reasonably be likely to seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could reasonably be likely to have such effect;

(d) certificates of the Secretary or Assistant Secretary of the Borrower attaching and certifying copies of the resolutions of the board of directors of the Borrower, authorizing as applicable the execution, delivery and performance of the Credit Documents;

(e) certificates of the Secretary or an Assistant Secretary of the Borrower certifying (i) the name, title and true signature of each officer of the Borrower executing the Credit Documents, and (ii) the bylaws of the Borrower;

(f) certified copies of the certificate or articles of incorporation of the Borrower and each of its Subsidiaries certified by the Secretary of State and by the Secretary or Assistant Secretary of the Borrower or such Subsidiaries, as appropriate, together with certificates of good standing or existence, as may be available from the

         Secretary of State of the jurisdiction of incorporation or organization of the Borrower and each of its Subsidiaries, and each other jurisdiction where the ownership of property or the conduct of its business require the Borrower or its Subsidiaries to be qualified, except where a failure to be so qualified would not have a Materially Adverse Effect;

(g) certificate of Borrower in substantially the form of Exhibit I attached hereto and appropriately completed;

(h) there shall not have been any Material modification, amendment, supplement or waiver to the Purchase Agreement without the prior written consent of the Agent, including, but not limited to, any Material modification, amendment, supplement or waiver relating to the amount or type of consideration to be paid in connection with the acquisition of the Acquired Company and the contents of all disclosure schedules and exhibits, the acquisition of the Acquired Company shall have been consummated substantially in accordance with the terms of the Purchase Agreement; and Agent shall have received a copy of the final Purchase Agreement, together with all exhibits and schedules thereto, certified by an Executive Officer of the Borrower;

(i) the favorable opinion of (a) Robert McIntosh, Esquire, corporate counsel to the Borrower and its Subsidiaries as to certain corporate matters, and (b) King & Spalding, counsel to the Borrower and its Subsidiaries as to certain matters, in the form of Exhibits J-1 and J-2, respectively, in each case addressed to the Agent and each of the Lenders;

(j) copies of all documents and instruments, including all consents, authorizations and filings, required under the articles or certificate of incorporation and bylaws or other organizational or governing documents, under any Requirement of Law or by any material Contractual Obligation of the Borrower and its Subsidiaries, in connection with the execution, delivery, performance, validity and enforceability of the Credit Documents and the other documents to be executed and delivered hereunder, and such consents, authorizations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired; and

(k) any other document, opinion or certificate reasonably requested by the Agent and the Lenders assuring the Agent and the Lenders that all corporate proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents are in form and substance satisfactory to the Lenders.

         SECTION 5.2.      CONDITIONS TO ALL LOANS.

         At the time of the making of all Loans, including the initial Loans hereunder, (before as well as after giving effect to such Loans and to the proposed use of the proceeds thereof), the following conditions shall have been satisfied or shall exist:

(a)      there shall exist no Default or Event of Default;

(b) all representations and warranties by Borrower contained herein shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Loans except to the extent they expressly relate to an earlier date or have been updated to the extent permitted herein;

(c) since the date of the most recent financial statements of the Consolidated Companies described in Section 6.14., there shall have been no change which has had or is reasonably likely to have a Materially Adverse Effect (whether or not any notice with respect to such change has been furnished to the Lenders pursuant to Section 7.7.);

(d) there shall be no action or proceeding instituted or pending before any court or other governmental authority or, to the knowledge of Borrower, threatened (i) which is reasonably likely to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more of the Consolidated Companies right to own or operate any portion of its business or assets, or to compel one or more of the Borrower and its Consolidated Companies to dispose of or hold separate all or any portion of its businesses or assets, where such portion or portions of such business(es) or assets, as the case may be, constitute a Material portion of the total businesses or assets of the Consolidated Companies;

(e) the Loans to be made and the use of proceeds thereof shall not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of law or other governmental authority applicable to Borrower; and

(f) the Agent shall have received such other documents or legal opinions as the Agent or any Lender may reasonably request, all in form and substance reasonably satisfactory to the Agent.

Each request for a Borrowing or Competitive Bid Request and the acceptance by Borrower of the proceeds thereof shall constitute a representation and warranty by Borrower, as of the date of the Loans comprising such Borrowing, that the applicable conditions specified in Sections 5.1. and 5.2. have been satisfied.

                    ARTICLE 6. REPRESENTATIONS AND WARRANTIES

         Borrower (as to itself and all other Consolidated Companies) represents and warrants as follows:

         SECTION 6.1.      CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

         Each of the Consolidated Companies is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Consolidated Companies (i) has the corporate power and authority and the legal right to own and operate its property and to conduct its business, (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, and (iii) is in compliance with all Requirements of Law, where (a) the failure to have such power, authority and legal right as set forth in clause (i), (b) the failure to be so qualified or in good standing as set forth in clause (ii), or (c) the failure to comply with Requirements of Law as set forth in clause (iii), is reasonably likely, in the aggregate, to have a Materially Adverse Effect. The jurisdiction of incorporation or organization, and the ownership of all issued and outstanding capital stock, for each Subsidiary as of the date of this Agreement is accurately described on Schedule 6.1. Schedule 6.1. may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

         SECTION 6.2.      CORPORATE POWER; AUTHORIZATION.

         Each of the Borrower and its Subsidiaries has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by the Borrower or its Subsidiaries, or the validity or enforceability against the Borrower or its Subsidiaries, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

         SECTION 6.3.      ENFORCEABLE OBLIGATIONS.

         This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the respective Consolidated Companies, as applicable, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Consolidated Companies executing the same, enforceable against such Consolidated Companies in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         SECTION 6.4.      NO LEGAL BAR.

         The execution, delivery and performance by the Consolidated Companies of the Credit Documents will not violate their articles or certificate of incorporation, bylaws or other organizational or governing documents or any Requirement of Law or cause a breach or default under any of their respective Material Contractual Obligations.

         SECTION 6.5.      NO MATERIAL LITIGATION.

         Except as set forth on Schedule 6.5., no litigation, investigation or proceeding of or before any court, tribunal, arbitrator or governmental authority is pending or, to the knowledge of any Executive Officer of the Borrower, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Credit Document, or any of the transactions contemplated hereby or thereby, or (b) which, if adversely determined, is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.6.      INVESTMENT COMPANY ACT, ETC.

         Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). Neither the Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

         SECTION 6.7.      MARGIN REGULATIONS.

         No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

         SECTION 6.8.      COMPLIANCE WITH ENVIRONMENTAL LAWS.

         (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws, where such claims and liabilities under, and failures to comply with, such statutes, regulations, rules, ordinances, laws or licenses, is reasonably likely to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts that would have a Materially Adverse Effect, either individually or in the aggregate (including any such penalties, fines, claims, or liabilities relating to the matters set forth on Schedule 6.8.), except as set forth on Schedule 6.8.).

         (b) Except as set forth on Schedule 6.8.(b), none of the Consolidated Companies has received any notice of violation, or notice of any action, either judicial or administrative, from any governmental authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company, where any such violation, spill, leak, release or contamination is reasonably likely to result in penalties, fines, claims or other liabilities to the Consolidated Companies in amounts that would have a Materially Adverse Effect, either individually or in the aggregate.

         (c) Except as set forth on Schedule 6.8.(c), the Consolidated Companies have obtained all necessary governmental permits, licenses and approvals for the operations conducted on their respective properties, including without limitation, all required material permits, licenses and approvals for (i) the emission of air pollutants or contaminants, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes, in any such case where the failure to have such license, permit or approval is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.9.      INSURANCE.

         The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all material amounts of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

         SECTION 6.10.     NO DEFAULT.

         None of the Consolidated Companies is in default under or with respect to any Contractual Obligation in any respect which has had or is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.11.     NO BURDENSOME RESTRICTIONS.

         Except as set forth on Schedule 6.11., none of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law or any provision of its articles or certificate of incorporation, bylaws or other organizational or governing documents which has had or is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.12.     TAXES.

         The Borrower and its Subsidiaries have filed all Federal tax returns and, to the knowledge of the Executive Officers of the Borrower, the Borrower and its Subsidiaries have filed all other tax returns which are required to have been filed in any jurisdiction; the Borrower and its Subsidiaries have paid all taxes shown to be due and payable on such Federal returns and other returns and all other taxes, assessments, fees and other charges payable by them, in each case, to the extent the same have become due and payable and before they have become delinquent, except for the filing of any such returns or the payment of any taxes, assessments, fees and other charges the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Borrower or a Subsidiary, as the case may be, has set aside on its books reserves (segregated to the extent required by GAAP) deemed by it in good faith to be adequate. The Borrower has not received written notice of any proposed Material tax assessment with respect to Federal income taxes against the Borrower or any Subsidiary nor does any Executive Officer of the Borrower know of any Material Federal income tax liability on the part of the Borrower or any Subsidiary other than any such assessment or liability which is adequately provided for on the books of the Borrower and its Subsidiaries.

         SECTION 6.13.     SUBSIDIARIES.

         Except as disclosed on Schedule 6.13., Borrower has no Subsidiaries and neither Borrower nor any Subsidiary is a joint venture partner or general partner in any partnership. Schedule 6.13. indicates which Subsidiaries are Restricted Subsidiaries and which Subsidiaries are Unrestricted Subsidiaries.
Schedule 6.13. may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

         SECTION 6.14.     FINANCIAL STATEMENTS.

         Borrower has furnished to the Agent and the Lenders (i) the audited consolidated balance sheets as of September 30, 1996, 1995, and 1994 of Borrower and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years then ended, including in each case the related notes. The foregoing financial statements fairly present in all material respects the consolidated financial condition of Borrower as at the dates thereof and results of operations for such periods in conformity with GAAP consistently applied (subject, in the case of the quarterly financial statements, to normal year-end audit adjustments and the absence of certain notes). The Consolidated Companies taken as a whole did not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments required to be reflected in the foregoing financial statements or the notes thereto that are not so reflected. Since September 30, 1996, there have been no changes with respect to the Consolidated Companies which has had or is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.15.     ERISA.

         Except as disclosed on Schedule 6.15.:

         (1) Identification of Plans. None of the Consolidated Companies nor any of their respective ERISA Affiliates maintains or contributes to, or has during the past seven years maintained or contributed to, any Plan that is subject to Title IV of ERISA;

         (2) Compliance. Each Plan maintained by the Consolidated Companies have at all times been maintained, by their terms and in operation, in compliance with all applicable laws, and the Consolidated Companies are subject to no tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code, where the failure to comply with such laws, and such taxes and penalties, together with all other liabilities referred to in this Section 6.15. (taken as a whole), would in the aggregate have a Materially Adverse Effect;

         (3) Liabilities. The Consolidated Companies are subject to no liabilities (including withdrawal liabilities) with respect to any Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans, where such liabilities, together with all other liabilities referred to in this Section
6.15. (taken as a whole), would in the aggregate have a Materially Adverse
Effect;

         (4) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, where the failure to pay such amounts (when taken as a whole, including any penalties attributable to such amounts) would have a Materially Adverse Effect. No Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made, in any amount which, together with all other liabilities referred to in this Section
6.15. (taken as a whole), would have a Materially Adverse Effect if such amount were then due and payable. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits in any amounts which, together with all other liabilities referred to in this Section 6.15. (taken as a whole), would have a Materially Adverse Effect if such amounts were then due and payable.

         Schedule 6.15., as it applies to paragraph (1) above, may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

         SECTION 6.16.     PATENTS, TRADEMARKS, LICENSES, ETC.

         Except as set forth on Schedule 6.16., (i) the Consolidated Companies have obtained and hold in full force and effect all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (ii) to the best of Borrower's knowledge, no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other person and there is not presently pending, or to the knowledge of Borrower, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item where the result of such failure to obtain and hold such benefits or such infringement would have a Materially Adverse Effect.

         SECTION 6.17.     OWNERSHIP OF PROPERTY; LIENS.

         (a) Except as set forth on Schedule 6.17., (i) each Consolidated Company has good and marketable fee simple title to or a valid leasehold interest in all of its real property and good title to, or a valid leasehold interest in, all of its other property, as such properties are reflected in the consolidated balance sheet of the Consolidated Companies as of September 30, 1996 except where the failure to hold such title, leasehold interest or possession would not have a Materially Adverse Effect, referred to in Section 6.14., other than properties disposed of in the ordinary course of business since such date or as otherwise permitted by the terms of this Agreement, subject to no Lien or title defect of any kind, except Liens permitted by
Section 8.2. and (ii) the Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases.

         (b) As of the date of this Agreement, the property and assets owned by each Consolidated Company are not subject to any Lien securing any Indebtedness or other obligation of such Consolidated Company in excess of $5,000,000 individually other than as described on Schedule 6.18 hereof.

         SECTION 6.18.     INDEBTEDNESS.

         Except for the Indebtedness outstanding pursuant to the Prior Agreements to be refinanced on the Closing Date and as set forth on Schedule
6.18. for each Consolidated Company, as of the date hereof none of the Consolidated Companies is an obligor in respect of any Indebtedness for Borrowed Money in excess of $5,000,000 individually, or any commitment to create or incur any Indebtedness for Borrowed Money in excess of $5,000,000 individually.

         SECTION 6.19.     FINANCIAL CONDITION.

         On the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Credit Documents, including without limitation, the use of the proceeds of the Loans as provided in Articles 2. and
3. (i) the assets of each Consolidated Company at fair valuation and based on their present fair saleable value will exceed such Consolidated Company's debts, including contingent liabilities, (ii) the remaining capital of such Consolidated Company will not be unreasonably small to conduct such Consolidated Company's business, and (iii) such Consolidated Company will not have incurred debts, or have intended to incur debts, beyond the Consolidated Company's ability to pay such debts as they mature. For purposes of this Section 6.19., "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         SECTION 6.20.     LABOR MATTERS.

         Except as set forth in Schedule 6.20., the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements which is reasonably likely to have, a Materially Adverse Effect, and, to the best knowledge of the Executive Officers of the Borrower, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company except as disclosed in writing to the Agent. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters, and all payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies, in each case where the failure to comply with such laws or to pay or accrue such liabilities is reasonably likely to have a Materially Adverse Effect.

         SECTION 6.21.     PAYMENT OR DIVIDEND RESTRICTIONS.

         Except as described on Schedule 6.21., none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by any such Consolidated Company.

         SECTION 6.22.     DISCLOSURE.

         (a) Neither this Agreement nor any financial statements delivered to the Lenders nor in the most recent version of any other document, certificate or written statement furnished to the Lenders by or on behalf of any Consolidated Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, it being understood that the representation set forth in this Section 6.22.(a) shall not apply to any financial projections or other pro forma financial information.

         (b) The financial projections and other pro forma financial information contained in the information referred to in subsection (a) above were based on good faith estimates and assumptions believed by the applicable Consolidated Companies to be reasonable at the time made and at the time furnished to the Agent and/or any Lender, it being recognized by the Lenders that such projections and other pro forma financial information as to future events such projections and other pro forma financial information may differ from the projected results for such period or periods.

                        ARTICLE 7. AFFIRMATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note shall remain unpaid, Borrower will:

         SECTION 7.1.      CORPORATE EXISTENCE, ETC.

         Preserve and maintain, and cause each of the Restricted Subsidiaries to preserve and maintain, its corporate existence (except as otherwise permitted pursuant to Section 8.4.), its material rights, franchises, and licenses, and its material patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation in all jurisdictions where it conducts business or other activities making such qualification necessary, where the failure to be so qualified is reasonably likely to have a Materially Adverse Effect.

         SECTION 7.2.      COMPLIANCE WITH LAWS, ETC.

         Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, the Environmental Laws subject to the exceptions set forth in Section 6.8. where the penalties, claims, fines, and other liabilities resulting from noncompliance with such Environmental Laws do not involve amounts Material in the aggregate) and Contractual Obligations applicable to or binding on any of them where the failure to comply with such Requirements of Law and Contractual Obligations is reasonably likely to have a Materially Adverse Effect.

         SECTION 7.3.      PAYMENT OF TAXES AND CLAIMS, ETC.

                  File and cause each Subsidiary to file all Federal, state, local and foreign tax returns that are required to be filed by each of them and will pay or make provision for the payment of all taxes that have become due pursuant to such returns or pursuant to any assessment in respect thereof received by the Borrower or any Subsidiary, and the Borrower and each Subsidiary will pay or cause to be paid all other taxes, assessments, fees and other governmental charges and levies which, to the knowledge of the Executive Officers of the Borrower or any Subsidiary, are due and payable before the same become delinquent, except only such taxes and assessments as are being contested in good faith by appropriate and timely proceedings and as to which adequate reserves have been established in accordance with GAAP.

         SECTION 7.4.      KEEPING OF BOOKS.

         Keep, and cause each of its Subsidiaries to keep, proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions.

         SECTION 7.5.      VISITATION, INSPECTION, ETC.

         Permit, and cause each of its Subsidiaries to permit, any representative of the Agent or any Lender, at the Agent's or such Lender's expense, to visit and inspect any of its property, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or such Lender may reasonably request after reasonable prior notice to Borrower; provided, however, that at any time following the occurrence and during the continuance of a Default or an Event of Default, no prior notice to Borrower shall be required.

         SECTION 7.6.      INSURANCE; MAINTENANCE OF PROPERTIES.

         (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts and subject to such deductibles and self-insurance programs as the Borrower in its judgment deems reasonable; provided, however, that in any event Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement, except where the costs of maintaining such insurance would, in the judgment of the Borrower, be excessive.

         (b) Cause, and cause each of the Consolidated Companies to cause, all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Borrower from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of Borrower, desirable in the conduct of its business or the business of any Consolidated Company.

         (c) Cause a summary, set forth in format and detail reasonably acceptable to the Agent, of the types and amounts of insurance (property and liability) maintained by the Consolidated Companies to be delivered to the Agent on or before thirty (30) days after the Closing Date.

         SECTION 7.7.      FINANCIAL REPORTS.

         The Borrower will furnish to the Agent and each Lender:

         (a) within sixty (60) days after the end of each of the first three quarter-annual periods of each of its fiscal years (and, in any event, in each case as soon as prepared), the quarterly Financial Report of the Borrower as at the end of that period, prepared on a consolidated basis an accompanied by a certificate, dated the date of furnishing, signed by a Financial Officer of the Borrower to the effect that such Financial Report accurately presents in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries and that such Financial Report has been prepared in accordance with GAAP consistently applied (subject to year end adjustments), except that such Financial Report need not be accompanied by notes;

         (b) within one hundred twenty (120) days after the end of each of its fiscal years (and, in any event, as soon as available), the annual Financial Report of the Borrower for that year prepared on a consolidated basis (which Financial Report shall be reported on by the Borrower's independent certified public accountants, such report to state that such Financial Report fairly presents in all material respects the consolidated financial condition and results of operation of the Borrower and its consolidated Subsidiaries in accordance with GAAP and to be without any material qualifications or exceptions); provided, however, during any period that the Borrower has consolidated Subsidiaries which are not Restricted Subsidiaries, the Borrower shall also provide such financial information in a form sufficient to enable the Agent and the Lenders to determine the compliance of the Borrower with the terms of this Agreement with respect to the Borrower and its Restricted Subsidiaries;

         (c) within sixty (60) days after the end of each of its first three quarterly accounting periods and within one hundred twenty (120) days after the end of its annual accounting period, a statement certified as true and correct by a Financial Officer of the Borrower, substantially in the form of Exhibit D hereto, reflecting compliance with Sections 8.1., 8.2., 8.3. and 8.4. hereof, with back-up material setting forth in reasonable detail such calculations attached thereto and stating whether any Event of Default has occurred and is continuing;

         (d) within sixty (60) days after the end of each of its quarterly accounting periods, a statement certified as true and correct by a Financial Officer of the Borrower setting forth the Consolidated Funded Debt to Total Capitalization ratio as of the last day of such quarterly accounting period;

         (e) promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly and special reports, proxy statements and notices sent or made available generally by Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any of them with any securities exchange or with the Securities and Exchange Commission, and of all press releases and other statements made available generally to the public containing Material developments in the business or financial condition of Borrower and the other Consolidated Companies;

         (f) promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to Borrower in connection with each annual, interim, or special audit of Borrower's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

         (g) as soon possible and in any event within thirty (30) days after the Borrower or any Subsidiary knows or has reason to know that any "Reportable Event" (as defined in Section 4043(b) of ERISA) with respect to any Plan has occurred (other than such a Reportable Event for which the PBGC has waived the 30-day notice requirement under Section 4043(a) of ERISA) and such Reportable Event involves a matter that has had, or is reasonably likely to have, a Materially Adverse Effect, a statement of a Financial Officer of the Borrower or such Subsidiary setting forth details as to such Reportable Event and the action which the Borrower or such Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to the Borrower or such Subsidiary; and

         (h) with reasonable promptness, such other information relating to the Borrower's performance of this Agreement or its financial condition as may reasonably be requested from time to time by the Agent.

         SECTION 7.8.      NOTICES UNDER CERTAIN OTHER INDEBTEDNESS.

         Immediately upon its receipt thereof, Borrower shall furnish the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of Indebtedness (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)) in an amount which, in the aggregate, exceeds $10,000,000, where such notice states or claims (i) the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness, or (ii) the existence or occurrence of any event or condition which requires or permits holder(s) of any Indebtedness of the Consolidated Companies to exercise rights under any Change in Control Provision.

         SECTION 7.9.      NOTICE OF LITIGATION.

         The Borrower shall notify the Agent of any actions, suits or proceedings instituted by any Person against it or any Subsidiary where the uninsured portion of the money damages sought (which shall include any deductible amount to be paid by the Borrower or such Subsidiary) is in excess of $10,000,000 or which is reasonably likely to have a Materially Adverse Effect. Said notice is to be given along with the quarterly and annual reports required by Section 7.7. hereof, and is to specify the amount of damages being claimed or other relief being sought, the nature of the claim, the Person instituting the action, suit or proceeding, and any other significant features of the claim.

         SECTION 7.10.     SUBSIDIARY GUARANTEES.

         (a) Subject to subsection (c) below, the Borrower shall cause all of its Restricted Subsidiaries existing as of the Closing Date to execute and deliver a Subsidiary Guarantee and a counterpart Contribution Agreement in substantially the same form as set forth, respectively, in Exhibits "L" and "M", on or before April 21, 1997. The delivery of such documents shall be accompanied by such other documents as the Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, membership operating agreements, opinion letters and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor).

         (b) Subject to subsection (c) below, the Borrower shall cause all of its Restricted Subsidiaries not existing as of the Closing Date to execute and deliver Subsidiary Guarantees and a counterpart Contribution Agreement in substantially the same form as set forth, respectively, in Exhibits "L" and "M", within thirty (30) days of the creation or acquisition of any such Restricted Subsidiary by the Borrower or other Restricted Subsidiary. The delivery of such documents shall be accompanied by such other documents as the Agent may reasonably request (e.g., certificates of incorporation, articles of incorporation and bylaws, membership operating agreements, opinion letters and appropriate resolutions of the Board of Directors of any such Subsidiary Guarantor).

         (c) Notwithstanding the foregoing subsections (a) and (b), the Borrower shall not be required to cause any Restricted Subsidiary to deliver a Subsidiary Guarantee and a counterpart Contribution Agreement if (i) such Restricted Subsidiary is incorporated under any jurisdiction outside of the United States of America (or any of its territories); (ii) the delivery of such documents would cause such Restricted Subsidiary to violate any Requirement of Law; or
(iii) the delivery of such documents would result in any Rating Agency downgrading the rating of the Borrower.

         (d) In the event that the Borrower or any Restricted Subsidiary sells any Subsidiary Guarantor as permitted by Section 8.4 hereof, then such Subsidiary Guarantor shall be released from all obligations under the Subsidiary Guarantee and Contribution Agreement which it had previously delivered to the Agent. Such release shall occur upon the consummation of the sale and the Agent shall execute and deliver any releases or other documents reasonably requested by the Borrower to effectuate such release.

                          ARTICLE 8. NEGATIVE COVENANTS

         So long as any Commitment remains in effect hereunder or any Note shall remain unpaid:

         SECTION 8.1.      FINANCIAL REQUIREMENTS.

         The Borrower shall not:

         (i) Fixed Charges. Suffer or permit, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Net Income Available for Fixed Charges to (b) Fixed Charges to be less than 2.5:1.0, as calculated for a period consisting of the four preceding fiscal quarters.

         (ii) Consolidated Funded Debt to EBITDA. Permit, as of the last day of any fiscal quarter, the ratio of (a) Consolidated Funded Debt to (b) EBITDA to be greater than 4.0:1.0 for fiscal quarters ending on or before June 30, 1997, and 3.0:1.0 for fiscal quarters ending on or after September 30, 1997, as calculated for the four preceding fiscal quarters ending as of such day.

         (iii) Consolidated Funded Debt to Total Capitalization. Permit the ratio of Consolidated Funded Debt to Total Capitalization as of the last day of each fiscal quarter ending during the periods set forth below, to exceed the ratio set forth opposite such period


----------------------------------- ----------------------------------

              PERIOD                              RATIO
----------------------------------- ----------------------------------
----------------------------------- ----------------------------------

        Closing Date thru                         .65:1

          June 30, 1997
----------------------------------- ----------------------------------
----------------------------------- ----------------------------------

 September 30, 1997 thru June 30,                 .60:1
               1998
----------------------------------- ----------------------------------
----------------------------------- ----------------------------------

 September 30, 1998 thru Maturity                 .55:1
               Date
----------------------------------- ----------------------------------

         SECTION 8.2.      LIENS.

         The Borrower will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of their respective properties or assets (hereinafter "Properties") whether now owned or hereafter acquired; provided, however, that this Section 8.2. shall not apply to the following:

         (a) any Lien for taxes not yet due or taxes or assessments or other governmental charges which are being actively contested in good faith by appropriate proceedings;

         (b) any Liens, pledges or deposits in connection with worker's compensation or social security, assessments or other similar charges or deposits incidental to the conduct of the business of the Borrower or any Restricted Subsidiary or the ownership of any of their Properties which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate Materially detract from the value of their Properties or Materially impair the use thereof in the operation of their businesses;

         (c) any Lien existing on any properties of any corporation at the time it becomes a Restricted Subsidiary, or existing prior to the time of acquisition upon any Properties acquired by the Borrower or any Restricted Subsidiary through purchase, merger, consolidation or otherwise, whether or not assumed by the Borrower or such Restricted Subsidiary;

         (d) any Lien placed upon any asset at the time of its acquisition (or within 60 days thereafter) by the Borrower or any Restricted Subsidiary to secure all or a portion of (or to secure indebtedness incurred prior to or at the time of the acquisition of such asset for the purpose of financing all or a portion of) the purchase price thereof; provided, however, that any such Lien shall not encumber any other properties of the Borrower or such Restricted Subsidiary;

         (e) statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings;

         (f) pledges or deposits for the purpose of securing a stay or discharge in the course of any legal proceeding provided that the aggregate amount of such pledges or deposits outstanding at any one time does not exceed five percent (5%) of Consolidated Net Worth, unless such excess amount is otherwise permitted pursuant to this Section 8.2;

         (g) Liens consisting of encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property on the date of the acquisition thereof and statutory Liens of landlords and lessors which in any case do not Materially detract from the value of such property or impair the use thereof;

         (h) any Lien in favor of the United States of America or any department or agency thereof, or in favor of any state government or political subdivision thereof, or in favor of a prime contractor under a government contract of the United States, or of any state government or any political subdivision thereof, and, in each case, resulting from acceptance of partial, progress, advance or other payments in the ordinary course of business under government contracts of the United States, or of any state government or any political subdivision thereof, or subcontracts thereunder;

         (i) any Lien existing on the date hereof;

         (j) any Lien securing Funded Debt of a Restricted Subsidiary to the Borrower;

         (k) any Lien renewing, extending, refinancing or refunding any Lien permitted by clauses (c), (d), (e), (f), (g), (h), (i), or (j) above; provided, however, that the principal amount secured is not increased, and the Lien is not extended to other Properties; and

         (l) any Lien other than those permitted by clauses (a) through (k) above; provided, however, that the aggregate amount of all outstanding obligations secured by Liens permitted by this clause (l) shall not at any time exceed ten percent (10%) of the Consolidated Net Worth, and when combined (without duplication) with outstanding Funded Debt of the Restricted Subsidiaries, such total shall not exceed 20% of Total Capitalization.

         SECTION 8.3.      LIMITATIONS ON FUNDED DEBT OF RESTRICTED
SUBSIDIARIES.

         The Borrower will not permit any Restricted Subsidiary to incur or suffer to exist Funded Debt other than:

         (a) Funded Debt of the Restricted Subsidiaries existing on the date of this Agreement and any renewal, extension, refunding, or refinancing thereof;

         (b) additional unsecured or secured (to the extent permitted by Section
8.2. above) Funded Debt which, when aggregated (without duplication) with the outstanding Funded Debt of all the Restricted Subsidiaries, does not exceed 20% of the Total Capitalization at the end of each fiscal quarter;

         (c) Funded Debt of Waldorf Corporation in the aggregate principal amount of $100,000,000 evidenced by its 7.42% Senior Notes due June 30, 2005 (the "Waldorf Debt"), provided, that such Funded Debt shall cease to be permitted under this Section 8.3.(c) on and after June 30, 1997; and

         (d) Funded Debt of Waldorf Corporation under the Waldorf Credit Agreement in the amount and type described in Schedule 6.18 , provided that such Funded Debt shall cease to be permitted under this Section 8.3(d) on or after April 21, 1997.

         SECTION 8.4.      MERGER AND SALE OF ASSETS.

         The Borrower will not, without the prior written consent of the Required Lenders, merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or, during any twelve-month period, a substantial part of its assets (for purposes of this Section 8.4., substantial means assets sold, leased, transferred or otherwise disposed of other than in the ordinary course of business with a book value aggregating an amount greater than 15% of Consolidated Net Worth, determined by reference to the most recent audited Financial Report), to any person or entity other than in the ordinary course of business, nor will the Borrower permit any Restricted Subsidiary to take any of the above actions; provided that notwithstanding any of the foregoing limitations, if no Event of Default shall then exist or immediately thereafter will begin to exist, the Borrower and the Restricted Subsidiaries may take the following actions (none of which shall be included in calculating the percentage in the immediately preceding parenthetical):

         (a) Any Restricted Subsidiary may merge with (i) the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or (ii) any one or more other Subsidiaries provided that either the continuing or surviving corporation shall be a Restricted Subsidiary or after giving effect to any merger pursuant to this Section 8.4., the Borrower and/or one or more Restricted Subsidiaries shall own not less than the same percentage of the outstanding Voting Stock of the continuing or surviving corporation as the Borrower and/or one or more Restricted Subsidiaries owned of the merged Restricted Subsidiary immediately prior to such merger;

         (b) Any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) the Borrower, (ii) any Restricted Subsidiary or (iii) any Subsidiary of which the Borrower and/or one or more Restricted Subsidiaries shall own not less than the same percentage of Voting Stock as the Borrower and/or one or more Restricted Subsidiaries then own of the Restricted Subsidiary making such sale, lease, transfer or other disposition;

         (c) The Borrower may sell, lease, transfer or otherwise dispose of a substantial part of its assets to any Subsidiary, provided (i) that upon completion of a transaction described in this Section 8.4.(c), there shall exist no Default or Event of Default and (ii) that upon completion of a transaction described in this Section 8.4.(c), the Subsidiary to which the Borrower's assets are sold, leased, transferred or otherwise disposed shall be a Restricted Subsidiary;

         (d) The Borrower may merge with any other corporation, provided that the Borrower shall be the surviving corporation and shall be able to incur at least $1.00 of Funded Debt under the provisions of this Agreement;

         (e) The Borrower or any of its Restricted Subsidiaries may sell assets to any Person provided that the Borrower or such Restricted Subsidiary is obligated to lease such assets from such Person within one hundred and eighty
(180) days provided, however, that the aggregate book value of such assets, together with the aggregate book value of all other assets sold in all such transactions during the then previous twelve-month period shall not exceed an aggregate amount greater than 15% of Consolidated Net Worth determined by reference to the then most recent audited Financial Report; and

         (f) The Borrower and its Subsidiaries may transfer the assets which constitute their solid fiber partition division to the Sonoco Joint Venture.

         SECTION 8.5.      TRANSACTIONS WITH AFFILIATES.

         The Borrower will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliates), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than such party would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

         SECTION 8.6.      NATURE OF BUSINESS.

         Neither the Borrower nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Restricted Subsidiaries would be fundamentally changed from the general nature of the business engaged in by the Borrower and its Restricted Subsidiaries on the date of this Agreement, which the parties agree is the manufacture and sale of paperboard, paperboard and plastic products, other types of packaging material and similar products and services connected or incidental thereto.

         SECTION 8.7.      REGULATIONS G, T, U AND X.

         The Borrower will not nor will it permit any Subsidiary to take any action that would result in any non-compliance of the Advances made hereunder with Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

         SECTION 8.8.      ERISA COMPLIANCE.

         Neither the Borrower nor any Subsidiary will incur any Material "accumulated funding deficiency" within the meaning of Section 302(a)(2) of ERISA, or any Material liability under Section 4062 of ERISA to the Pension Benefit Guaranty Corporation ("PBGC") established thereunder in connection with any Plan.

         SECTION 8.9. LIMITATIONS ON SUBSIDIARIES WHICH ARE NOT RESTRICTED SUBSIDIARIES.

         The Borrower will not allow any Unrestricted Subsidiary:

         (a) to own any capital stock or right or option to acquire capital stock of a Consolidated Company, or own or hold any Lien on any property of any Consolidated Company; and

         (b) to create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, or suffer to exist any Indebtedness pursuant to which the lender has recourse to any Consolidated Company or to any of the assets of any Consolidated Company ("Recourse Debt") other than Recourse Debt which, when aggregated (without duplication) with the outstanding Recourse Debt of all the Unrestricted Subsidiaries, does not exceed 15% of the Total Capitalization at the end of each fiscal quarter.

                          ARTICLE 9. EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         SECTION 9.1.      PAYMENTS.

         Borrower shall fail to make promptly when due (including, without limitation, by mandatory prepayment) any principal payment with respect to the Loans, or Borrower shall fail to make any payment of interest, fee or other amount payable hereunder within three (3) Business Days of the due date thereof;

         SECTION 9.2.      COVENANTS WITHOUT NOTICE.

         Borrower shall fail to observe or perform any covenant or agreement contained in Sections 7.7.(a), (b), (c) and (d), Section 7.10 or Article 8.;

         SECTION 9.3.      OTHER COVENANTS.

         Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement, other than those referred to in Sections 9.1. and 9.2., and such failure shall remain unremedied for 30 days after the earlier of
(i) an Executive Officer of the Borrower obtaining knowledge thereof, or (ii) written notice thereof shall have been given to Borrower by Agent or any Lender;

         SECTION 9.4.      REPRESENTATIONS.

         Any representation or warranty made or deemed to be made by Borrower or any other Consolidated Company or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;

         SECTION 9.5.      NON-PAYMENTS OF OTHER INDEBTEDNESS.

         Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period) any payment of principal of or interest on any Indebtedness (other than the Obligations) exceeding $10,000,000 individually or in the aggregate;

         SECTION 9.6.      DEFAULTS UNDER OTHER AGREEMENTS.

         Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any of its Indebtedness exceeding $10,000,000 individually or in the aggregate, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

         SECTION 9.7.      BANKRUPTCY.

         Borrower or any other Consolidated Company shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws; or an involuntary case for bankruptcy is commenced against any Consolidated Company and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Consolidated Company; or any Consolidated Company commences proceedings of its own bankruptcy or to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Consolidated Company or there is commenced against any Consolidated Company any such proceeding which remains undismissed for a period of 60 days; or any Consolidated Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Consolidated Company suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Consolidated Company makes a general assignment for the benefit of creditors; or any Consolidated Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Consolidated Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Consolidated Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by any Consolidated Company for the purpose of effecting any of the foregoing;

         SECTION 9.8.      ERISA.

         A Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates

         (i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan,
                  Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

         (ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

         (iii) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

         (iv) results in a liability to a Consolidated Company under applicable law, the terms of such Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Materially Adverse Effect.

         SECTION 9.9.      MONEY JUDGMENT.

         Judgments or orders for the payment of money in excess of $10,000,000 individually or in the aggregate or otherwise having a Materially Adverse Effect shall be rendered against Borrower or any other Consolidated Company and such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

         SECTION 9.10.     DEFAULT UNDER OTHER CREDIT DOCUMENTS.

         There shall exist or occur any "Event of Default" as provided under the terms of any Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of Borrower or any other Consolidated Company, or at any time it is or becomes unlawful for Borrower or any other Consolidated Company to perform or comply with its obligations under any Credit Document, or the obligations of Borrower or any other Consolidated Company under any Credit Document are not or cease to be legal, valid and binding on Borrower or any such Consolidated Company;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written or telex request of the Required Lenders, shall, by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against Borrower or any other Consolidated Company: (i) declare all Commitments terminated, whereupon the Commitments of each Lender shall terminate immediately and any facility fee shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, that, if an Event of Default specified in Section 9.7. shall occur, the result which would occur upon the giving of written notice by the Agent to any Consolidated Company, as specified in clauses (i) and (ii) above, shall occur automatically without the giving of any such notice, and (iii) may exercise any other rights or remedies available under the Credit Documents, at law or in equity.

                              ARTICLE 10. THE AGENT

         SECTION 10.1.     APPOINTMENT OF AGENT.

         Each Lender hereby designates SunTrust as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

         SECTION 10.2. AUTHORIZATION OF AGENT WITH RESPECT TO THE SECURITY DOCUMENTS.

         (a) Each Lender hereby authorizes the Agent to enter into any Security Documents, and to take all action contemplated thereby. All rights and remedies under any Security Documents may be exercised by the Agent for the benefit of the Agent and the Lenders and the other beneficiaries thereof upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Security Documents to any affiliate of the Agent or to any trustee, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Security Documents) be entitled to all the rights of the Agent under and with respect to any applicable Security Document.

         (b) In each circumstance where, under any provision of any Security Document, the Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Agent under such Security Document, the Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, with the consent of and at the direction of the Required Lenders; provided, however, that no such consent of the Required Lenders shall be required with respect to any consent, determination or other matter that is, in the Agent's judgment, ministerial or administrative in nature. In each circumstance where any consent of or direction from the Required Lenders is required, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within five (5) Business Days after such Lender's receipt of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

         SECTION 10.3.     NATURE OF DUTIES OF AGENT.

         The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. None of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be ministerial and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

         SECTION 10.4.     LACK OF RELIANCE ON THE AGENT.

         (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Consolidated Companies in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Consolidated Companies, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

         (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, or any other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, or the other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies, or the existence or possible existence of any Default or Event of Default.

         SECTION 10.5.     CERTAIN RIGHTS OF THE AGENT.

         If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability in any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         SECTION 10.6.     RELIANCE BY AGENT.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for any Consolidated Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 10.7.     INDEMNIFICATION OF AGENT.

         To the extent the Agent is not reimbursed and indemnified by the Consolidated Companies, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding under all Facilities (or if no amounts are outstanding, ratably in accordance with the Total Commitments), in either case, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         SECTION 10.8.     THE AGENT IN ITS INDIVIDUAL CAPACITY.

         With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any Affiliate of the Consolidated Companies as if it were not performing the duties specified herein, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

         SECTION 10.9.     HOLDERS OF NOTES.

         The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         SECTION 10.10.      SUCCESSOR AGENT.

         (a) The Agent may resign at any time by giving written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent subject to Borrower's prior written approval. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent subject to Borrower's prior written approval, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000. In the event that the Agent is no longer a Lender hereunder, the Agent shall promptly resign as Agent.

         (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 10. shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                            ARTICLE 11. MISCELLANEOUS

         SECTION 11.1.     NOTICES.

         All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy or similar teletransmission or writing) and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, or (iv) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

         SECTION 11.2.     AMENDMENTS, ETC.

         No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by any Consolidated Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following: (i) waive any of the conditions specified in Section 5.1. or 5.2., (ii) increase the Commitments or other contractual obligations to Borrower under this Agreement, (iii) reduce the principal of, or interest on, the Notes or any fees hereunder, (iv) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders which shall be required for the Lenders or any of them to take any action hereunder, (vi) modify the definition of "Required Lenders," (vii) reduce any obligation owed under or release any Subsidiary Guarantee (except as required under Section 7.10(d). or (viii) modify this Section 11.2. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Credit Document.

         SECTION 11.3.     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or under any other Credit Document, and no course of dealing between any Consolidated Company and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Consolidated Company not required hereunder or under any other Credit Document in any case shall entitle any Consolidated Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

         SECTION 11.4.     PAYMENT OF EXPENSES, ETC.

         Borrower shall:

         (i) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and, after a Default or Event of Default or, upon the request of the Borrower, refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees actually incurred and disbursements of counsel for the Agent), and in the case of enforcement of this Agreement or any Credit Document after an Event of Default, all such reasonable, out-of-pocket costs and expenses (including, without limitation, the reasonable fees actually incurred and reasonable disbursements and charges of counsel), for any of the Lenders;

         (ii) subject, in the case of certain Taxes, to the applicable provisions of Section 4.8.(b), pay and hold each of the Lenders harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes and any other Credit Documents, any collateral described therein, or any payments due thereunder, and save each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes; and

         (iii) indemnify the Agent and each Lender, and their respective officers, directors, employees, representatives and agents from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them (whether or not any of them is designated a party thereto) (an "Indemnitee") arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or any Consolidated Company entering into and performing of the Agreement, the Notes, or the other Credit Documents, including, without limitation, the reasonable fees actually incurred and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, Borrower shall not be -------- ------- obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct;

         (iv) without limiting the indemnities set forth in subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after any Consolidated Company's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees actually incurred, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents.

         If and to the extent that the obligations of Borrower under this
Section 11.4. are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         SECTION 11.5.     RIGHT OF SETOFF.

         In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence and during the continuation of any Event of Default and whether or not such Lender or such holder has made any demand or any Consolidated Company's obligations have matured, have the right to appropriate and apply to the payment of any Consolidated Company's obligations hereunder and under the other Credit Documents, all deposits of any Consolidated Company (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to any Consolidated Company, whether or not related to this Agreement or any transaction hereunder.

         SECTION 11.6.     BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

         (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it and the Notes held by it) to any financial institution; provided, however, that (i) the Agent and, except during the continuance of a Default or Event of Default, the Borrower must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is to an Affiliate of the assigning Lender, (ii) the amount of the Commitments of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than an amount equal to $10,000,000 or greater integral multiplies thereof, and (iii) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and, unless such assignment is to an Affiliate of such Lender, a processing and recordation fee of $2,500. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such as-signee in a principal amount equal to the applicable Commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Commitment or Commitments. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

         (d) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments in the Loans owing to it and the Notes held by it), provided, however, that (i) no Lender may sell a participation in its aggregate Commitments (after giving effect to any permitted assignment hereof) in an amount in excess of fifty percent (50%) of such aggregate Commitments, provided, however, sales of participations to an Affiliate of such Lender shall not be included in such calculation and shall not require the consent of the Borrower; provided, however, no such maximum amount shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iv) the participating bank or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in
Article 4. of this Agreement, and (v) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loans and to approve any amendment, modification or waiver of any provisions of this Agreement.

         (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or the other Consolidated Companies furnished to such Lender by or on behalf of Borrower or any other Consolidated Company. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree not to disclose any of such information except as permitted by Section 11.15. hereof. The proposed participant or assignee shall further agree to return all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confidential information unless otherwise properly disposed of by such entity.

         (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

         (g) If (i) any Taxes referred to in Section 4.8.(b) have been levied or imposed so as to require withholdings and reductions by the Borrower and payment by the Borrower of additional amounts to any Lender as a result thereof or any Lender shall make demand for payment of any material additional amounts as compensation for increased costs pursuant to Section 4.11., then and in such event, upon request from the Borrower delivered to such Lender and the Agent, such Lender shall assign, in accordance with the provisions of Section 11.6.(c), all of its rights and obligations under this Agreement and the other Credit Documents to another Lender or other financial institution selected by the Borrower and consented to by the Agent in consideration for the payment by such assignee to the Lender of the principal of and interest on the outstanding Loans accrued to the date of such assignment and the assumption of such Lender's Revolving Credit Commitment, together with any and all other amounts owing to such Lender under any provisions of this Agreement or the other Credit Documents accrued to the date of such assignment.

         SECTION 11.7. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE SUPERIOR COURT OF FULTON COUNTY, GEORGIA, OR ANY OTHER COURT OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF GEORGIA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

         (c) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (d) Nothing herein shall affect the right of the Agent, any Lender, any holder of a Note or any Consolidated Company to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

         SECTION 11.8.     INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         SECTION 11.9.     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         SECTION 11.10.      EFFECTIVENESS; SURVIVAL.

         (a) This Agreement shall become effective on the date (the "Effective Date") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 11.1. or, in the case of the Lenders, shall have given to the Agent written (which may be delivered by facsimile) or telex notice (actually received) that the same has been signed and mailed to them.

         (b) The obligations of Borrower under Sections 4.8.(b), 4.11., 4.13., 4.14., 4.17. and 11.4. hereof shall survive the payment in full of the Notes after the Maturity Date. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement, the other Credit Documents, and such other agreements and documents, the making of the Loans hereunder, and the execution and delivery of the Notes.

         SECTION 11.11.      SEVERABILITY.

         In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 11.12.      INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         SECTION 11.13.      CHANGE IN ACCOUNTING PRINCIPLES, FISCAL YEAR OR
TAX LAWS.

         If (i) any preparation of the financial statements referred to in
Section 7.7. hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accounts (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement, (ii) there is any change in Borrower's fiscal quarter or fiscal year, or (iii) there is a material change in federal tax laws which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, Borrower and the Required Lenders agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         SECTION 11.14.      HEADINGS DESCRIPTIVE; ENTIRE AGREEMENT.

         The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters.

         SECTION 11.15.      DISCLOSURE OF CONFIDENTIAL INFORMATION.

         The Agent and the Lenders agree to use their best efforts to hold in confidence and not disclose any written information (other than information (i) which was publicly known from a source other than the Borrower or a Subsidiary, at the time of disclosure (except pursuant to disclosure in connection with this Agreement), (ii) which subsequently becomes publicly known through no act or omission by them, or (iii) which otherwise becomes known to them, other than through disclosure by the Borrower or a Subsidiary or by any other Person whom the Agent or such Lender has reason to believe disclosed such information in violation of or contrary to the confidentiality requirements or policies of the Borrower or a Subsidiary) delivered or made available by or on behalf of the Borrower or any Subsidiary to them (including without limitation any non-public information obtained pursuant to Section 7.5. or 7.7.) in connection with or pursuant to this Agreement which is proprietary in nature and clearly marked or labeled as being confidential information, provided that nothing herein shall prevent the Agent or any Lender from delivering copies of any financial statements and other documents delivered to the Agent or such Lender, and disclosing any other information disclosed to the Agent or such Lender, by or on behalf of the Borrower or any Subsidiary in connection with or pursuant to this Agreement to (i) the Agent's or such Lender's directors, officers, employees, agents and professional consultants, (ii) any other Lender, (iii) any Person to which such Lender offers to assign its Notes or Commitments or any part thereof (which Person agrees to be bound by the provisions of this Section 11.15), (iv) any Person to which such Lender sells or offers to sell a participation in all or any part of its Notes or Commitments (which Person agrees to be bound by the provisions of this Section 11.15), (v) any federal or state regulatory authority having jurisdiction over the Agent or such Lender, and (vi) any other Person to which such delivery or disclosure may be necessary (a) to effect compliance with any law, rule, regulation or order applicable to the Agent or such Lender, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which the Agent or such Lender is a party or (d) in order to protect such Lender's investment in its Notes.

         SECTION 11.16.      INTEREST.

         In no event shall the amount of interest, and all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Notes or the other Credit Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by any Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify such Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Agent and the Lenders do not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Agent or the Lenders hereunder or under any of the Notes or the other Credit Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, the Borrower covenants, to the fullest extent permitted by law, that
(i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable, against the Agent or any Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Agent or any Lender, all interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Notes or any of the other Credit Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitments. The Borrower, the Agent and each Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Credit Documents (whether or not any provision of this Section is referred to therein). All such Credit Documents and communications relating to any Interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Notes and the other Credit Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

                            [Signatures on Next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Atlanta, Georgia, by their duly authorized officers as of the day and year first above written.



                                           ROCK-TENN COMPANY

   (CORPORATE SEAL)                       By:__________________________________

                                             Title:____________________________

   Attest:

   By:____________________
      Title:


   Address for notice:

            Rock-Tenn Company
            P.O. Box 4098
            Norcross, Georgia 30091
            Attention:  Chief Financial Officer



                                        [Signatures Continued on Next Page]

                                     SUNTRUST BANK, ATLANTA, AS AGENT



                                     By:______________________________________

                                        Title:________________________________

  (BANK SEAL)

                                     By:______________________________________

                                        Title:________________________________
  Address for notice:

           SunTrust Bank Atlanta
           25 Park Place
           Atlanta, Georgia  30303
           Attention:  Jenna Hale



                                 [Signatures Continued on Next Page]

                                     SUNTRUST BANK, ATLANTA, AS LENDER




                                     By:_______________________________________

                                        Title:_________________________________

   (BANK SEAL)

                                     By:_______________________________________

                                        Title:_________________________________
   Address for notice:

            SunTrust Bank Atlanta
            25 Park Place
            Atlanta, Georgia  30303
            Attention:  Jenna Hale

   Telecopy No.: 404/827-6270



   Payment Office:

   25 Park Place, N.E.
   23rd Floor
   Atlanta, Georgia  30303

REVOLVING CREDIT COMMITMENT                                       $400,000,000

APPLICABLE COMMITMENT PERCENTAGE                                           100%

SWING LINE COMMITMENT                                             $ 20,000,000

                                   EXHIBIT A

                         FORM OF REVOLVING CREDIT NOTE


U.S. $__________                                                January __, 1997
                                                                Atlanta, Georgia


     FOR VALUE RECEIVED, the undersigned ROCK-TENN COMPANY, a Georgia corporation (herein called the "Borrower"), hereby promises to pay to the order of ____________________, a ____________________ (herein together with any subsequent holder hereof, called the "Lender"), for the account of its applicable Lending Office, the lesser of (i) the principal sum of ______________ AND NO/100 UNITED STATES DOLLARS ($__________) and (ii) the outstanding principal amount of the Advances made by the Lender to the Borrower as Revolving Loans pursuant to the terms of the Credit Agreement referred to below on the Maturity Date (as defined in the Credit Agreement). The Borrower likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

     The Lender shall record all Advances made pursuant to its Revolving Credit Commitment (other than Competitive Bid Rate Advances and Advances evidencing Swing Line Loans) under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

     Any principal or, to the extent not prohibited by applicable law, interest due under this Revolving Credit Note that is not paid on the due date therefor, whether on the Maturity Date, whether or not resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 4.3(d) of the Credit Agreement.

     All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement.

     This Revolving Credit Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, the Credit Agreement dated as of January __, 1997 among the

Borrower, SunTrust Bank, Atlanta, individually and as Agent, and the other lenders set forth on the signature pages thereof (as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     The Borrower agrees to make payments of principal on the Advances outstanding hereunder as Revolving Loans on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

     This Revolving Credit Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

     In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Revolving Credit Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys' fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Revolving Credit Note or the Credit Agreement.

     THIS REVOLVING CREDIT NOTE HAS BEEN EXECUTED AND DELIVERED IN GEORGIA AND THE RIGHTS AND OBLIGATIONS OF THE LENDER AND THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

     The Borrower expressly waives any presentment, demand, protest or notice in connection with this Revolving Credit Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS REVOLVING CREDIT NOTE.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                 ROCK-TENN COMPANY


                                 By:
                                      -------------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                 Attest:
                                        -----------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                 [CORPORATE SEAL]

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                    Last Day of
                  Amount                Amount of   Applicable
                    of       Interest   Principal    Interest     Notation
    Date         Advance       Rate      Prepaid      Period      Made By
    ----         -------     --------   ---------   -----------   --------

    __________  __________  __________  __________  __________   __________

                                   EXHIBIT B

                          FORM OF COMPETITIVE BID NOTE


$__________                                                     January __, 1997
                                                                Atlanta, Georgia


     FOR VALUE RECEIVED, the undersigned, ROCK-TENN COMPANY, a Georgia corporation ("Borrower"), promises to pay to the order of ____________________, a ____________________ ("Lender"), for the account of its applicable lending office, all Competitive Bid Rate Advances made and outstanding pursuant to the terms of the Credit Agreement referred to below on the Maturity Date (as defined in the Credit Agreement) or such earlier date as specified in the Credit Agreement. The Borrower likewise promises to pay interest on the outstanding principal amount of such Competitive Bid Rate Advances at the Competitive Bid Rate applicable to such Advances, at such times, and computed in such manner, as are specified for such Advances in the Credit Agreement in strict accordance with the terms thereof.

     The Lender shall record all Competitive Bid Rate Advances made pursuant to the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Lender to make any such endorsement or recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

     Any principal or, to the extent not prohibited by applicable law, interest due under this Competitive Bid Note that is not paid on the due date therefor, whether on the Maturity Date, whether or not resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 4.3(d) of the Credit Agreement.

     All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Agent specified in the Credit Agreement.

     This Competitive Bid Note is issued pursuant to, and is one of the Competitive Bid Notes referred to in, the Credit Agreement dated as of January __, 1997 among the Borrower, SunTrust Bank, Atlanta, individually and as Agent, and the other lenders set forth on the signature pages thereof (as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     The Borrower agrees to make payments of principal on the Competitive Bid Rate Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

     This Competitive Bid Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

     In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Competitive Bid Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys, fees actually incurred, arising in connection with the enforcement by the Lender of any of its rights under this Competitive Bid Note or the Credit Agreement.

     THIS COMPETITIVE BID NOTE HAS BEEN EXECUTED AND DELIVERED IN GEORGIA AND THE RIGHTS AND OBLIGATIONS OF THE LENDER AND THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

     The Borrower expressly waives any presentment, demand, protest or notice in connection with this Competitive Bid Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS COMPETITIVE BID NOTE.

     IN WITNESS WHEREOF, the Borrower has caused this Competitive Bid Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                 ROCK-TENN COMPANY


                                 By:
                                    ------------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------

                                 Attest:
                                        --------------------------------
                                        Name:
                                             ---------------------------
                                        Title:
                                             ---------------------------

                                 [CORPORATE SEAL]

                       ADVANCES AND PAYMENTS OF PRINCIPAL



                                                    Last Day of
                  Amount                Amount of   Applicable
                    of       Interest   Principal    Interest     Notation
    Date         Advance       Rate      Prepaid      Period      Made By
    ----         -------     --------   ---------   -----------   --------

    __________  __________  __________  __________  __________   __________

                                   EXHIBIT C

                            FORM OF SWING LINE NOTE


U.S. $20,000,000                                                January __, 1997
                                                                Atlanta, Georgia


     FOR VALUE RECEIVED, the undersigned ROCK-TENN COMPANY, a Georgia corporation (herein called the "Borrower"), hereby promises to pay to the order of SUNTRUST BANK, ATLANTA, a Georgia banking corporation (herein, together with any subsequent holder hereof, called the "Swing Line Lender"), for the account of its applicable Lending Office, the lesser of (i) the principal sum of TWENTY MILLION AND NO/100 UNITED STATES DOLLARS ($20,000,000) and (ii) the outstanding principal amount of the Advances made by the Swing Line Lender to the Borrower as Swing Line Loans pursuant to the terms of the Credit Agreement referred to below on the Maturity Date (as defined in the Credit Agreement). The Borrower likewise promises to pay interest on the outstanding principal amount of each such Advance, at such interest rates, payable at such times, and computed in such manner, as are specified for such Advance in the Credit Agreement in strict accordance with the terms thereof.

     The Swing Line Lender shall record all Advances made pursuant to its Swing Line Commitment under the Credit Agreement and all payments of principal of such Advances and, prior to any transfer hereof, shall endorse such Advances and payments on the schedule annexed hereto and made a part hereof, or on any continuation thereof which shall be attached hereto and made a part hereof or on the books and records of the Swing Line Lender, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that delay or failure of the Swing Line Lender to make any such endorsement or recordation shall not affect the obligations of the Borrower hereunder or under the Credit Agreement with respect to the Advances evidenced hereby.

     Any principal or, to the extent not prohibited by applicable law, interest due under this Swing Line Note that is not paid on the due date therefor, whether on the Maturity Date, whether or not resulting from the acceleration of maturity upon the occurrence of an Event of Default, shall bear interest from the date due to payment in full at the rate as provided in Section 4.3(d) of the Credit Agreement.

     All payments of principal and interest shall be made in lawful money of the United States of America in immediately available funds at the Payment Office of the Swing Line Lender specified in the Credit Agreement.

     This Swing Line Note is issued pursuant to, and is the Swing Line Note referred to in, the Credit Agreement dated as of January __, 1997 among the Borrower, SunTrust

Bank, Atlanta, individually and as Agent, and the other lenders set forth on the signature pages thereof (as the same may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement") and each assignee thereof becoming a "Lender" as provided therein, and the Swing Line Lender is and shall be entitled to all benefits thereof and all Security Documents executed and delivered to the Lenders or the Agent in connection therewith. Terms defined in the Credit Agreement are used herein with the same meanings. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     The Borrower agrees to make payments of principal on the Advances outstanding hereunder on the dates and in the amounts specified in the Credit Agreement for such Advances in strict accordance with the terms thereof.

     This Swing Line Note may be prepaid in whole or in part in accordance with the terms and conditions of the Credit Agreement.

     In case an Event of Default shall occur and be continuing, the principal of and all accrued interest on this Swing Line Note may automatically become, or be declared, due and payable in the manner and with the effect provided in the Credit Agreement. The Borrower agrees to pay, and save the Swing Line Lender harmless against any liability for the payment of, all reasonable out-of-pocket costs and expenses, including reasonable attorneys, fees actually incurred, arising in connection with the enforcement by the Swing Line Lender of any of its rights under this Swing Line Note or the Credit Agreement.

     THIS SWING LINE NOTE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF GEORGIA AND THE RIGHTS AND OBLIGATIONS OF THE SWING LINE LENDER AND THE BORROWER HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

     The Borrower expressly waives any presentment, demand, protest or notice in connection with this Swing Line Note, now or hereafter required by applicable law. TIME IS OF THE ESSENCE OF THIS SWING LINE NOTE.

     IN WITNESS WHEREOF, the Borrower has caused this Swing Line Note to be executed and delivered under seal by its duly authorized officers as of the date first above written.

                                 ROCK-TENN COMPANY


                                 By:
                                      -------------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                 Attest:
                                        -----------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                 [CORPORATE SEAL]

                                   EXHIBIT D

                        [FORM OF] COMPLIANCE CERTIFICATE


                                     [DATE]
SunTrust Bank, Atlanta
25 Park Place
Atlanta, Georgia 30303


Ladies and Gentlemen:

     The undersigned, ROCK-TENN COMPANY (the "Borrower"), refers to the Credit Agreement dated as of January __, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as Lenders and SunTrust Bank, Atlanta, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning's assigned to such terms in the Credit Agreement.

     Pursuant to Section 7.7 of the Credit Agreement, the Borrower hereby certifies that the computations set forth in the Attachment to Compliance Certificate attached hereto are true and accurate computations of the ratios and other items required to be so computed pursuant to the Credit Agreement.

     The Borrower further certifies that (i) the Borrower is in compliance with such covenants, (ii) that no Default or Event of Default has occurred and is continuing, (iii) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects as of the date hereof and (iv) no change has occurred in the financial condition of the Borrower and its Subsidiaries, taken as a whole, since the Closing Date which has had or is reasonably likely to have a Materially Adverse Effect.

                                        ROCK-TENN COMPANY


                                        By:
                                           ------------------------------
                                        Title:
                                              ---------------------------

                      ATTACHMENT TO COMPLIANCE CERTIFICATE


     This Attachment to Compliance Certificate is made with respect to the Borrower's quarterly accounting period ended _____________.

     All capitalized terms used herein and not defined herein have the respective meanings specified in the Credit Agreement.

     The undersigned, being a Financial Officer of the Borrower, hereby certifies to the Agent and the Lenders that set forth below are the computations necessary to determine that the Borrower and its Restricted Subsidiaries are in compliance with Sections 8.1, 8.2, 8.3 and 8.4 of the Credit Agreement:


     A. SECTION 8.1(I)/FIXED CHARGES. The following amounts shall be determined as of the end of the Borrower's fiscal quarter based upon a period consisting of the four preceding fiscal quarters then ended:


            (1)  Consolidated Net Income (loss)         $_________________

            (2)  Interest Expense                       $__________________

            (3)  Income Taxes                           $__________________

            (4)  Lease expense with respect to          $___________________
                 operating leases

            (5)  Preferred stock dividends              $___________________

            (6)  Consolidated Net Income                $__________________
                 Available For Fixed Charges (the sum
                 of items (1) through (5))

            (7)  Interest Expense                       $___________________

            (8)  Lease Expense with respect to          $___________________
                 operating leases

            (9)  Preferred stock dividends              $___________________

           (10)  Fixed Charges (the sum of items (7)-   $____________________
                 through (9))

           (11)  Fixed Charge Coverage Ratio             ____________________




            (item (6) divided by item (10))

     (12)   Minimum Fixed Charge Coverage Ratio       2.5:1.0
            pursuant to Section 8.1(i)



      B. SECTION 8.1(II)/CONSOLIDATED FUNDED DEBT TO EBITDA RATIO. The following amounts shall be determined as of the end of the Borrower's fiscal quarter based upon a period consisting of the four preceding fiscal quarters then ended:


      (1)   Indebtedness for Money Borrowed           $________________
            of Borrower and Restricted Subsidiaries

      (2)   Capital Lease Obligations                 $________________
            of Borrower and Restricted Subsidiaries

      (3) Guarantees of the Indebtedness of others $________________ of Borrower and Restricted Subsidiaries

      (4)   Consolidated Funded Debt                  $_________________
            (the sum of items (1) through (3))

      (5)   Consolidated Net Income (loss)            $_________________

      (6)   Interest Expense                          $__________________

      (7)   Income Taxes                              $__________________

      (8)   Depreciation and amortization expense     $__________________

      (9)   EBITDA (the sum of items (5) through      $__________________
            (8))

      (10)  Funded Debt to EBITDA Ratio                __________________
            (item (4) divided by item (9))

      (11)  Maximum Funded Debt to EBITDA Ratio        4.0:1.0(1)
            pursuant to Section 8.1(ii)                3.0:1.0(2)


-----------------------

1      For fiscal quarters ending or before June 30, 1997.
2      For fiscal quarters ending on or after September 30, 1997.

     C. SECTION 8.1(III)/FUNDED DEBT TO TOTAL CAPITALIZATION RATIO. The following amounts shall be determined as of the end of the Borrower's fiscal quarter.


         (1)  Consolidated Funded Debt              $________________
              (item (B)(4) above)

         (2)  Consolidated Net Worth                $________________

         (3)  Total Capitalization (sum of          $________________
              items (1) and (2) above)

         (4)  Funded Debt to Total Capitalization   __________________
              Ratio (item (1) divided by item (3))

         (5)  Maximum Funded Debt to Total
              Capitalization Ratio pursuant         .65:1.0(3)
              to Section 8.1(iii)                   .60:1.0(4)
                                                    .55:1.0(5)



         D. SECTION 8.2/LIENS. During the fiscal quarter, except for Liens permitted pursuant to Sections 8.2(a) through (k), the Borrower and/or its Restricted Subsidiaries did not create, incur, or suffer to exist any Liens other than the following Liens permitted by Section 8.2(1):


         (1)  The total amount of obligations          $________________
              that are secured by Liens not permitted
              under Sections 8.2(a) through (k)

         (2)  Consolidated Net Worth                   $________________

         (3)  Funded Debt of Restricted Subsidiaries   $________________6

         (4)  Total Capitalization (item C(3) above)   $_________________

         (5)  Net Worth Basket (item (1) divided       ___%

________________________

3      For fiscal quarters ending or before June 30, 1997.

4      For fiscal quarters ending on or after September 30, 1997 and through
June 30, 1998.

5      For fiscal quarters ending on or after September 30, 1998.

6      Excluding the Waldorf Debt through June 30, 1997 and Indebtedness arising under the Waldorf Credit Agreement through April 21, 1997.

             by item (2) expressed as a percentage)

        (6)  Maximum Net Worth Basket                 CANNOT EXCEED 10%

        (7) Total Capitalization Basket (the sum of ___% items (1) and (3) divided by item (4) expressed as a percentage)

        (8)  Maximum Total Capitalization Basket      CANNOT EXCEED 20%



        E. SECTION 8.3/FUNDED DEBT OF RESTRICTED SUBSIDIARIES. During the fiscal quarter, except for Funded Debt permitted pursuant to Section 8.3(a), none of the Restricted Subsidiaries created, incurred, or suffered to exist any Funded Debt other than the following Funded Debt:


        (1)   Funded Debt of Restricted Subsidiaries  $________________
              (item D(3) above)

        (2)   Total Capitalization (item D(4) above)  $_________________

        (3)   Basket (item (1) divided by item        ___%

        (2)   expressed as a percentage)

        (4)   Maximum Basket CANNOT EXCEED 20%

        F. SECTION 8.4(A)/SALE OF ASSETS. During the fiscal quarter, neither the Borrower nor any of the Restricted Subsidiaries sold or disposed of any assets outside of the ordinary course of business except as follows:


       (1)    The total book value of assets sold or      $________________7
              otherwise disposed of (outside ordinary
              course of business) in preceding 12 months

       (2)    Consolidated Net Worth (item D(2) above)    $________________

       (3)    Basket (item (1) divided by item            ___%
              (2) expressed as a percentage)

       (4)    Maximum Basket                              CANNOT EXCEED 15%

______________________

7      Excluding assets contributing to the Sonoco Joint Venture.

        G. SECTION 8.4(E)/SALE-LEASEBACKS. During the fiscal quarter, neither the Borrower nor any of the Restricted Subsidiaries engaged in any sale/leaseback transactions except as follows:


        (1)   The total book value of assets sold       $________________
              pursuant to sale/leasebacks in
              preceding 12 months

        (2)   Consolidated Net Worth (item F(2) above)  $________________

        (3)   Basket (item (1) divided by item          ___%
              (2) expressed as a percentage)

        (4)   Maximum Basket CANNOT EXCEED 15%

        H. SECTION 8.9/LIMITATIONS ON SUBSIDIARIES WHICH ARE NOT RESTRICTED SUBSIDIARIES. During the fiscal quarter, none of the Unrestricted Subsidiaries created, incurred, issued, assumed, guaranteed or otherwise became directly or indirectly liable with respect to, or suffered to exist any Indebtedness pursuant to which the lender has recourse to any Consolidated Company or to any of the assets of any Consolidated Company ("Recourse Debt") except as follows:

        (1)   Amount of Recourse Debt incurred by all
              Unrestricted Subsidiaries during the fiscal
              quarter                                      $_____________________

        (2)   Total amount of other incurred and
              outstanding Recourse Debt of all
              Unrestricted Subsidiaries                    $_____________________

        (3)   Total Capitalization (item E(2) above)       $_____________________


        (4)   Basket (aggregate sum of items (1)
              and (2) divided by item (3) expressed
              as a percentage)                             ___%

        (5)   Maximum Basket                               CANNOT EXCEED 15%

        IN WITNESS WHEREOF, this Attachment to Compliance Certificate is duly executed and delivered this ___________ day of ________________, _____.



                                        _________________________________
                                        Title:
                                        Rock-Tenn Company

                                   EXHIBIT E

                       [FORM OF] COMPETITIVE BID REQUEST


                                     [Date]


SunTrust Bank, Atlanta,
as Agent for the Lenders referred to below
25 Park Place
Atlanta, Georgia  30303

Attention:  ____________________


Ladies and Gentlemen:

     The undersigned, ROCK-TENN COMPANY (the "Borrower"), refers to the Credit Agreement dated as of January __, 1997 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as Lenders and SunTrust Bank, Atlanta, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meaning's assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.6 of the Credit Agreement that it requests a Competitive Bid Loan or Competitive Bid Loans (not to exceed two) under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Bid Loan or Competitive Bid Loans is or are requested to be made:


    (A)  Date of Competitive Bid Loan
         (which is a Business Day)                   __________  __________

    (B)  Interest Period and the last day thereof1/  __________  __________

    (C)  Principal Amount of Competitive Bid Loan2/  __________  __________

____________________

1/ Which shall be subject to the definition of "Interest Period" and end not later than the Maturity Date.
2/   Not less than $5,000,000 (and in integral multiples of $1,000,000).

     Upon acceptance of any or all of the Competitive Bid Rate Advances offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in
Section 5.2 of the Credit Agreement have been satisfied.

                                     Very truly yours,

                                     ROCK-TENN COMPANY

                                     By:  _____________________________
                                          Name:   _____________________
                                          Title:  [Executive Officer]

                                   EXHIBIT F

                  [FORM OF] NOTICE OF COMPETITIVE BID REQUEST

                                     [Date]

[Name of Lender]
[Address]


Ladies and Gentlemen:

     Reference is made to the Credit Agreement dated as of January __, 1997 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among ROCK-TENN COMPANY (the "Borrower"), the financial institutions party thereto as Lenders and SunTrust Bank, Atlanta, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on __________, ____, pursuant to Section 2.6(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid or Competitive Bids by [Date]/[Time].1/ Each of your Competitive Bids must comply with Section 2.6(c) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:


(A)  Date of Competitive Loan
     (which is a Business Day)                  __________   __________

(B)  Interest Period and the last day thereof   __________   __________

(C)  Principal Amount of Competitive Bid Loan  $__________  $__________



                                 Very truly yours,

                                 SUNTRUST BANK, ATLANTA
                                 as Agent

                                 By:______________________________________
                                    Title:

___________________

1/ Each Competitive Bid must be received by the Agent not later than 11:00 a.m., Atlanta, Georgia time, on the Business Day of a proposed Competitive Bid Loan.

                                   EXHIBIT G

                           [FORM OF] COMPETITIVE BID

                                     [Date]

SunTrust Bank, Atlanta,
as Agent for the Lenders referred to below
25 Park Place
Atlanta, Georgia  30303

Attention:  ____________________



Ladies and Gentlemen:

     The undersigned, [Name of Lender], refers to the Credit Agreement dated as of January __, 1997 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among ROCK-TENN COMPANY (the "Borrower"), the financial institutions party thereto as Lenders and SunTrust Bank, Atlanta, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid or Competitive Bids, as the case may be, pursuant to Section 2.6(c) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on __________, ____, and in that connection sets forth below the terms on which such Competitive Bid or Competitive Bids is or are made:


(A)  Interest Period and last day thereof   __________   __________

(B)  Principal Amount1/                    $__________  $__________

(C)  Competitive Bid Rate                   __________   __________

     [In the event bids are accepted for more than one Interest Period in respect of which bids are set forth above, the aggregate principal amount of Competitive Bid Rate Advances made pursuant to Competitive Bids submitted hereby shall not exceed $__________2/].

____________________

1/ Not less than $1,000,000 or greater than the requested Competitive Loan and in integral multiples of $500,000. Multiple bids will be accepted by the Agent not to exceed two.
2/   Not less than $1,000,000 and in integral multiples of $500,000.

     The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.6(e) of the Credit Agreement.

                                               Very truly yours,

                                               [NAME OF LENDER]


                                               By:
                                                  -----------------------------
                                                  Title:
                                                        ---------------------

                                   EXHIBIT H

                 [FORM OF] COMPETITIVE BID ACCEPT/REJECT LETTER

                                     [Date]

SunTrust Bank, Atlanta,
as Agent for the Lenders referred to below
25 Park Place
Atlanta, Georgia  30303

Attention:  ____________________


Ladies and Gentlemen:

       The undersigned, ROCK-TENN COMPANY (the "Borrower"), refers to the Credit Agreement dated as of January __, 1997 (as it may hereafter be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as Lenders and SunTrust Bank, Atlanta, as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

       In accordance with Section 2.6(d) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ________, ______ and in accordance with Section 2.6(e) of the Credit Agreement, we hereby accept the following bids for the Interest Periods specified below:

1.     Interest Period ending [date]

       Aggregate Principal Amount of Competitive Bids Accepted, if in excess of Aggregate-Amount Requested in Competitive Bid Request, is $__________.1/

Accepted Bids:


       Principal Amount        Interest Rate        Lender
       ----------------        -------------        -----

       $__________               [_____%]

       $__________

--------------------

1/     Must be prorated amongst Lenders as provided in Section 2.6(e).

[2.    Interest Period ending [date]


       Aggregate Principal Amount of Bids Accepted, if in Excess of Aggregate Amount Requested in Competitive Bid Request, is $__________.1/

Accepted Bids:


       Principal Amount        Interest Rate        Lender
       ----------------        -------------        ------
       $__________                [_____%]
       $__________]

       All Competitive Bids received but not listed above as accepted are hereby deemed rejected.

       [Insert special instructions, if any, with respect to the apportionment of the Borrower's acceptance among bids by a Lender for different Interest Periods]

                                 Very truly yours,

                                 ROCK-TENN COMPANY

                                 By:
                                    --------------------------
                                    Name:
                                           -------------------
                                    Title: [Executive Officer]

                                   EXHIBIT I

                              CLOSING CERTIFICATE


     The undersigned, being the ____________________ of ROCK-TENN COMPANY, a Georgia corporation (the "Borrower"), hereby gives this certificate to induce SUNTRUST BANK, ATLANTA, a Georgia banking corporation, as agent for itself and the other Lenders (in such capacity, the "Agent") and each of the other Lenders, to consummate certain financial accommodations with the Borrower pursuant to the terms of the Credit Agreement dated as of even date herewith (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the same meanings assigned to them in the Credit Agreement:

     The undersigned hereby certifies to the Agent and the Lenders that:

     1. In his/her aforesaid capacity as the ____________________ of the Borrower, [s]he has knowledge of the business and financial affairs of the Borrower sufficient to issue this certificate and is authorized and empowered to issue this certificate for and on behalf of the Borrower.

     2. All representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof.

     3. After giving effect to the Loans to be made to the Borrower pursuant to the Credit Agreement on the date hereof, no Default or Event of Default has occurred and is continuing.

     4. Since the date of the audited financial statements of the Consolidated Companies described in Section 6.14 of the Credit Agreement, there has been no change which has had or is reasonably likely to have a Materially Adverse Effect.

     5. Except as may be described on Schedule 6.5 of the Credit Agreement, no action or proceeding has been instituted or is pending before any court or other governmental authority, or, to the knowledge of any of the Consolidated Companies, threatened (i) which is reasonably likely to have a Materially Adverse Effect, or (ii) seeking to prohibit or restrict one or more Consolidated Companies' ownership or operation of any portion of its businesses or assets, where such portion or portions of such businesses or assets, as the case may be, constitute a Material portion of the total businesses or assets of the Consolidated Companies.

     6. The Advances to be made on the date hereof are being used solely for the purposes provided in the Credit Agreement, and such Advances and use of proceeds thereof will not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction, or regulation, or determination of any court of




                                     J-2-1
law or other governmental authority, applicable to the Borrower or any of the Consolidated Companies.

     7. The conditions precedent set forth in Sections 5.1 and 5.2 of the Credit Agreement have been or will be satisfied (or have been waived pursuant to the terms of the Credit Agreement) prior to or concurrently with the making of the Loans under the Credit Agreement on the date hereof.

     8. The execution, delivery and performance by any of the Consolidated Companies of the Credit Documents will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations.

     9. The Borrower has the corporate power and authority to make, deliver and perform the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of such Credit Documents. No consents or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability against any the Borrower, of the Credit Documents, other than such consents, authorizations or filings which have been made or obtained.

     IN WITNESS WHEREOF, the undersigned has executed this certificate in his/her aforesaid capacity as of this ____ day of January, 1997.



                                   -----------------------------------------
                                   Title:
                                         -----------------------------------











                                     J-2-2

                                   EXHIBIT K

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


     ASSIGNMENT AND ACCEPTANCE AGREEMENT (the "Assignment Agreement") dated as of __________, ____ between ____________________ "Assignor") and _______________
("Assignee"). All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

                             W I T N E S S E T H :

     WHEREAS, Assignor is a party to a Credit Agreement, dated as of January __, 1997 (as amended to the date hereof, the "Credit Agreement"), among Rock-Tenn Company (the "Borrower"), various financial institutions (including Assignor, the "Lenders") and SunTrust Bank, Atlanta, as Agent (the "Agent"); and

     WHEREAS, Assignor has a Revolving Credit Commitment of $__________ under the Credit Agreement pursuant to which it has made outstanding Advances of $__________ and has outstanding Competitive Bid Rate Advances of $__________; and

     WHEREAS, Assignor and Assignee wish Assignor to assign to Assignee its rights under the Credit Agreement with respect to a portion of its Revolving Credit Commitment and of its outstanding Advances thereunder; and

     WHEREAS, Assignor and Assignee wish Assignee to assume the obligations of Assignor under the Credit Agreement to the extent of the rights so assigned;

     NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

     1. Assignment. Assignor hereby assigns to Assignee, without recourse, or representation or warranty (other than expressly provided herein) and subject to Section 4(b) hereof, _____% as the "Assignee's Share" ("Assignee's Share") of all of Assignor's rights, title and interest arising under the Credit Agreement relating to Assignor's Revolving Credit Commitment, including with respect to Assignee's Pro Rata Share (as defined in clause (ii) of such definition) of each of the Advances, including the Competitive Bid Rate Advances as heretofore made by the Assignor under the Credit Agreement pursuant thereto, as set forth as Exhibit A attached hereto. The dollar amount of Assignee's Share of Assignor's Revolving Credit Commitment is $__________ and the dollar amount of Assignee's Pro Rata Share of Assignor's outstanding Advances including the Competitive Bid Rate Advances is $__________. The Assignor's Pro Rata Share of each of such Advances is set forth in Exhibit A.

     2. Assumption. Assignee hereby assumes from Assignor all of Assignor's obligations arising under the Credit Agreement relating to Assignee's Share of Assignor's Revolving Credit Commitment and of the Advances. It is the intent of the parties hereto that Assignor shall be released from all of its obligations under the Credit Agreement relating to Assignee's Share.

     3. Assignments; Participations. Assignee may assign all or any part of the rights granted to it hereunder, and Assignee may sell or grant participations in all or any part of the rights granted to it hereunder, in accordance with the provisions of Section 11.6 of the Credit Agreement.

     4.       Payment of Interest and Fees to Assignee.

     (a) As of the date hereof interest is payable by the Borrower in respect of Assignee's Share of the Eurodollar Advances at a rate equal to _____% per annum above the Adjusted LIBO Rate, interest is payable on each of the Competitive Bid Rate Advances at the rates set forth as Exhibit A, and a Facility Fee equal to _____% per annum on the Assignee's Share of the Revolving Credit Commitments.

     (b) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignor receives or collects any payment of interest on any Advance attributable to Assignee's Share or any payment of the Facility Fee or other fee attributable to Assignee's Share which, in any such case, are required to be paid to Assignee pursuant to clause (a) above, Assignor shall distribute to Assignee such payment but only to the extent such interest or fee accrued after the Assignment Effective Date (as hereinafter defined).

     (c) Notwithstanding anything to the contrary contained in this Assignment Agreement, if and when Assignee receives or collects any payment of interest on any Advance or any payment of the Facility Fee which, in any such case, is required to be paid to Assignor pursuant to clause (a) above, Assignee shall distribute to Assignor such payment.

     5. Payments on Assignment Effective Date. In consideration of the assignment by Assignor to Assignee of Assignee's Share of Assignor's Revolving Credit Commitment and Advances as set forth above, Assignee agrees to pay to Assignor on or prior to the Assignment Effective Date an amount specified by Assignor in writing on or prior to the Assignment Effective Date which represents Assignee's Share of the principal amount of the respective Advances made by Assignor pursuant to the Credit Agreement and outstanding on the Assignment Effective Date.

     6.       Effectiveness.

     (a) This Assignment Agreement shall become effective on the date (the "Assignment Effective Date") (which is at least five days after the date hereof) on which (i) Assignor and Assignee shall have signed a copy hereof (whether the same or different copies) and, in the case of Assignee, shall have delivered same to Assignor, (ii) the Borrower shall have consented hereto, (iii) a copy of the fully executed Assignment, a fee of $2,500 and the Note evidencing the Revolving Credit Commitment and the Note evidencing the Competitive Bid Facility assigned hereby shall have been delivered to the Agent, and (iv) Assignee shall have paid to Assignor the amount set forth in Section 5.

     (b) It is agreed that all interest on any Advance attributable to Assignee's Share and all other fees and Facility Fees attributable to Assignee's Share, which, in each case, accrues on and after the Assignment Effective Date shall be paid directly to the Assignee in accordance with the Credit Agreement.

     7. Amendment of Credit Agreement. On the Assignment Effective Date the Credit Agreement shall be amended by deeming the signature of Assignee herein as a signature to the Credit Agreement. The Assignee shall be deemed a "Lender" for all purposes under the Credit Agreement and shall be subject to and shall benefit from all of the rights and obligations of a Lender under the Credit Agreement. The address of the Assignee for notice purposes shall be as set forth below, and the Credit Agreement shall be amended by deeming such signature page and address to be included thereon. Without limiting the generality of the foregoing, Assignee agrees that it will perform its obligations as a Lender under the Credit Agreement as required by the terms thereof and Assignee appoints and authorizes the Agent to take such actions as Agent on its behalf and exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Agent by the terms of the Credit Agreement and the other credit documents, together with such powers as are reasonably incidental thereto.

     8. Representations and Warranties. Each of the Assignor and the Assignee represents and warrants to the other party as follows:

     (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Assignment Agreement;

     (b) the making and performance by it of this Assignment Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it;

     (c) this Assignment Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and

     (d) all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Assignment Agreement have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Assignment Agreement.

     9. Expenses. The Assignor and the Assignee agree that each party shall bear its own expenses in connection with the preparation and execution of this Assignment Agreement.

     10.      Miscellaneous.

     (a) Assignor shall not be responsible to Assignee for the execution (by any party other than the Assignor), effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Credit Agreement, the Notes or any other Credit Document or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by Assignor to Assignee or by or on behalf of the Borrower or the Consolidated Companies to Assignor or Assignee in connection with the Credit Agreement, the Notes or any other Credit Document and the transactions contemplated thereby. Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in the Credit Agreement, the Notes or any other Credit Document or as to the use of the proceeds of the Advances or as to the existence or possible existence of any event which constitutes an Event of Default or which with the giving of notice or the passage of time or both would constitute an Event of Default.

     (b) Assignee represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and the Consolidated Companies in connection with the making of the Advances and the assignment of Assignee's Share of Assignor's Revolving Credit Commitment and of Assignor's Advances to Assignee hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and the Consolidated Companies. Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Assignee or to provide Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the Advances or at any time or times thereafter and shall further have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee, whether by Assignor or by or on behalf of either the Borrower or the Consolidated Companies.

     (c) THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA.

     (d) No term or provision of this Assignment Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties.

     (e) This Assignment Agreement may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

     (f) The Assignor may at any time or from time to time grant to others assignments or participations in its Revolving Credit Commitment or the Advances in accordance with Section 11.6 of the Credit Agreement but not in the portions thereof assigned to Assignee pursuant to this Assignment Agreement. The Assignor represents and warrants that it has not at any time prior to the Assignment Effective Date encumbered or assigned the portion of its Revolving Credit Commitment or Advances being assigned hereunder.

     (g) All payments hereunder or in connection herewith shall be made in Dollars and in immediately available funds, if payable to the Assignor, to the account of the Assignor at its address as designated in the Credit Agreement, and, if payable to the Assignee, to the account of the Assignee's address, as designated on the signature page hereof.

     (h) This Assignment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither of the parties hereto may assign or transfer any of its rights or obligations under this Assignment Agreement without the prior consent of the other party.

     (i) All representations and warranties made herein and indemnities provided for herein shall survive the consummation of the transaction contemplated hereby.

     (j) The Assignee acknowledges receipt of copies of the documents received in connection with the transactions contemplated by the Credit Agreement, the Notes and this Assignment Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the date first above written.

                                      [NAME OF ASSIGNOR]


                                      By:_________________________________

                                         Title:___________________________



Assignee's Share                      [NAME OF ASSIGNEE]
of Commitment:

$__________                           By:
                                          ________________________________
                                          Title:__________________________


                                          Address:

                                          ___________________________________
                                          ___________________________________
                                          ___________________________________
                                          Telephone No.: ____________________
                                          Fax No.:  _________________________



CONSENTED TO AS OF THE
DATE SET FORTH ABOVE:

ROCK-TENN COMPANY


By:____________________________________

   Title:______________________________

                                   Exhibit A

                                    Advances

Type of Advance      Amount        Applicable Interest      Rate Pro Rata Share
---------------      ------        -------------------      -------------------


                                   EXHIBIT L

                         FORM OF CONTRIBUTION AGREEMENT


     THIS CONTRIBUTION AGREEMENT (this "Agreement") is entered into as of ____________, 19__ by and among ROCK-TENN COMPANY a Georgia corporation (the "Borrower"), and each of the undersigned parties (other than the Borrower) respectively organized or formed under the laws of the states set forth on the signature pages below their names (each a "Subsidiary", and collectively, the "Subsidiaries"). The Borrower and each of the Subsidiaries are sometimes hereinafter referred to individually as a "Contributing Party" and collectively as the "Contributing Parties").

                                  WITNESSETH:

     WHEREAS, pursuant to that certain Credit Agreement dated as of January __, 1997, among the Borrower, each of the Lenders listed therein and SunTrust Bank, Atlanta, as Agent, (such Credit Agreement, as the same may have been or may hereafter from time to time be amended, modified, restated or extended, being hereinafter referred to as the "Credit Agreement"), the Lenders have agreed to extend financial accommodations to the Borrower;

     WHEREAS, as a condition, among others, to the Lenders' willingness to enter into the Credit Agreement, the Lenders have required that each Subsidiary execute and deliver a Subsidiary Guarantee (each such agreement, as the same may from time to time be amended, modified, restated or extended, being hereinafter referred to as a "Guarantee"), pursuant to which, among other things, the Subsidiaries have agreed to guarantee the Borrower's Loans and other amounts owing to the Lenders under and as defined in the Credit Agreement, , including, without limitation, the Borrower's obligations to repay the "Loans" (as defined in the Credit Agreement) it owes to the Lenders; and

     WHEREAS, each Subsidiary is a wholly-owned direct or indirect subsidiary of the Borrower and is engaged in businesses related to those of the Borrower and each other Subsidiary, and each of the Subsidiaries will derive direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce each Subsidiary to enter into a Guarantee, it is agreed as follows:

     To the extent that any Subsidiary shall, under a Guarantee, make a payment (a "Subsidiary Payment") of a portion of the "Guaranteed Obligations" (as defined in the Guarantee), then such Subsidiary shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Contributing Parties in an amount, for each such Contributing Party, equal to a fraction of such Subsidiary Payment, the numerator of which fraction is such Contributing Party's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Contributing Parties.

     As of any date of determination, the "Allocable Amount" of each Contributing Party shall be equal to the maximum amount of liability which could be asserted against such Contributing Party hereunder with respect to the applicable Subsidiary Payment without (i) rendering such Contributing Party "insolvent" within the meaning of Section 101(32) of the Federal Bankruptcy Code (the "Bankruptcy Code") or Section 2 of either the Uniform Fraudulent Transfer Act (the "UFTA") or the Uniform Fraudulent Conveyance Act (the "UFCA"), (ii) leaving such Contributing Party with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or
Section 5 of the UFCA, or (iii) leaving such Contributing Party unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.

     This Agreement is intended only to define the relative rights of the Contributing Parties, and nothing set forth in this Agreement is intended to or shall impair the obligations of the Subsidiaries, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of the Guarantee.

     The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets in favor of each Subsidiary to which such contribution and indemnification is owing.

     This Agreement shall become effective upon its execution by each of the Contributing Parties and shall continue in full force and effect and may not be terminated or otherwise revoked by any Contributing Party until all of the Obligations under and as defined in the Credit Agreement shall have been indefeasibly paid in full (in lawful money of the United States of America) and discharged and the Credit Agreement and financing arrangements evidenced and governed by the Credit Agreement. shall have been terminated. Each Contributing Party agrees that if, notwithstanding the foregoing, such Contributing Party shall have any right under applicable law to terminate or revoke this Agreement, and such Contributing Party shall attempt to exercise such right, then such. termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto and signed by such Contributing Party, is actually received by each of the other Contributing Parties and by the Agent at its notice address set forth in the Credit Agreement. Such notice shall not affect the right or power of any Contributing Party to enforce rights arising prior to receipt of such written notice by each of the other Contributing Parties and the Agent. If any Lender grants additional loans to the Borrower or takes other action giving rise to additional Obligations after any Contributing Party has exercised any right to terminate or revoke this Agreement but before the Agent receives such written notice, the rights of each other Contributing Party to contribution and indemnification hereunder in connection with any

Subsidiary Payments made with respect to such loans or Obligations shall be the same as if such termination or revocation had not occurred.

     IN WITNESS WHEREOF, each Contributing Party has executed and delivered this Agreement as of the date first above written.

                                        ROCK-TENN COMPANY

                                        By:
                                        Title:


                                        Attest
                                        Title:

                                        Address:


                                        Attention:
                                        Telecopier No.


                                        [ SUBSIDIARY], a
                                        _____________ corporation

                                        By:
                                        Title:


                                        Attest
                                        Title:

                                        Address:


                                        Attention:
                                        Telecopier No.

                                   EXHIBIT M

                          FORM OF SUBSIDIARY GUARANTEE

     THIS SUBSIDIARY GUARANTEE (this "Guarantee") is made as of the __ day of _____________, 199_, by [_____________] (collectively, the "Subsidiary
Guarantors") in favor of the Agent, for the ratable benefit of the Lenders, under the Credit Agreement referred to below;


                                  WITNESSETH:


     WHEREAS, Rock-Tenn Company, a Georgia corporation (the "Borrower") the lenders listed therein (the "Lenders") and SunTrust Bank, Atlanta, as Agent (the "Agent"), have entered into that certain Credit Agreement dated as of January 21, 1997 (as the same may have been or may hereafter be amended or supplemented from time to time, the "Credit Agreement") providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower;

     WHEREAS, it is a requirement of Section 7.10 of the Credit Agreement that the Subsidiary Guarantors execute and deliver this Guarantee whereby the Subsidiary Guarantors shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Notes and the other Credit Documents; and

     WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to the Subsidiary Guarantors, the Subsidiary Guarantors are willing to guarantee the obligations of the principal under the Credit Agreement, the Notes, and the other Credit Documents.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

     SECTION 2.01 Representations and Warranties. Each Subsidiary Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed upon each Borrowing under the Credit Agreement) that:

     (a) It (i) is a [CORPORATION] [LIMITED LIABILITY COMPANY] [LIMITED PARTNERSHIP] [OTHER] duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Materially Adverse Effect.

     (b) It has all necessary power and authority to execute, deliver and perform its obligations under this Guarantee; the execution, delivery and performance of this Guarantee have been duly authorized by all necessary organizational action; and this Guarantee has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

     (c) Neither the execution and delivery by it of this Guarantee nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, organizational documents or any material applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any Material Contractual Obligation to which it is a party or by which it is bound or to which it is subject. or constitute a default under any such Material Contractual Obligation, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such Material Contractual Obligation.

     SECTION 2.02 Covenants. Each Subsidiary Guarantor covenants that, so long as any Lender has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any Note shall remain unpaid, that it will, and, if necessary, will enable the Borrower to fully comply with those covenants and agreements set forth in the Credit Agreement (including, without limitation, Articles 7 and 8 thereof).

     SECTION 3. The Guarantee. Each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement and the other Credit Documents including, without limitation, the Obligations (all of the foregoing, including without limitation, interest accruing or that would have accrued after the filing of a petition in bankruptcy or other insolvency proceeding, being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, each Subsidiary Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the Note or the relevant Credit Document, as the case may be. Each

Subsidiary Guarantor acknowledges and agrees that this is a guarantee of payment when due, and not of collection, and that this Guarantee may be enforced up to the full amount of the Guaranteed Obligations without proceeding against the Borrower, any security for the Guaranteed Obligations, or against any other party that may have liability on all or any portion of the Guaranteed Obligations.

     SECTION 4. Guarantee Unconditional. The obligations of each Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

           (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, any Note, or any other Credit Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

           (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Credit Document;

           (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement, any Note, any Credit Document, or any obligations of any other guarantor of any of the Obligations;

           (iv) any change in the existence, structure or ownership of the Borrower or any other guarantor of any of the Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of the Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Obligations;

           (v) the existence of any claim, setoff or other rights which any Subsidiary Guarantor may have at any time against the Borrower, any other guarantor of any of the Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

           (vi) any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Obligations, for any reason related to the Credit Agreement, any other Credit Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other guarantor of the Obligations, of the Borrower of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, the Notes, or any other Credit Document; or

           (vii) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph. constitute a legal or equitable discharge of any Subsidiary Guarantor's obligation s hereunder.

      SECTION 5. Discharge Only Upon Pavement In Full, Reinstatement In Certain Circumstances. Each Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower or any other party under the Credit Agreement or any other Credit Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, each Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

      SECTION 6. Waiver of Notice. Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Obligations, or any other Person.

      SECTION 7.  Judgment Currency.

         (a) Each Subsidiary Guarantor shall pay all amounts due hereunder in U.S. dollars, and such obligations hereunder to make payments in U.S. dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than U.S. dollars, except to the extent that such tender or recovery results in the effective receipt by the Lenders and the Agent of the full amount of U.S. dollars expressed to be payable under this Guarantee or the Credit Agreement. If for the purpose of obtaining or enforcing judgment against a Subsidiary Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than U.S. dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in U.S. dollars, the conversion shall be made, and the currency equivalent determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amounts due, the applicable Subsidiary Guarantor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to insure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of U.S.

dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the currency equivalent for this Section, such amounts shall include any premium and costs payable in connection with the purchase of U.S. dollars.

          (d) The currency equivalent of U.S. dollars shall mean, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Agent at approximately 11:00 a.m. (Chicago, Illinois time) on the date of determination thereof specified herein or, if the date of determination thereof is not otherwise specified herein, on the date two (2) Business Days prior to such determination.

      SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Note or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Credit Document shall nonetheless be payable by each Subsidiary Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

      SECTION 9.  Maximum Guaranteed Obligations.

           (a) It is the intent of each Subsidiary Guarantor and the Lenders and Agent that each Subsidiary Guarantor's maximum obligations hereunder shall be in, but not in excess of:

           (i) in a case or proceeding commenced by or against such Subsidiary Guarantor under the Bankruptcy Code on or within one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Subsidiary Guarantor to the Lenders and the Agent) to be avoidable or unenforceable against such Subsidiary Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

           (ii) in a case or proceeding commenced by or against such Subsidiary Guarantor under the Bankruptcy Code subsequent to one year from the date on which any of the Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Subsidiary Guarantor to the Lenders and the Agent) to be avoidable or unenforceable against such Subsidiary Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

           (iii) in a case or proceeding commenced by or against such Subsidiary Guarantor under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount which would not otherwise cause the Guaranteed Obligations (or any other obligations of such Subsidiary Guarantor to the Lenders and the Agent) to be avoidable or unenforceable against such Subsidiary Guarantor under such law, statute or regulation, including without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

(The substantive laws under which the possible avoidance or unenforceability of the Guaranteed Obligations (or any other obligations of such Subsidiary Guarantor to the Lenders and the Agent) shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions").

           (b) To the end set forth in Section 9(a), but only to the extent that the Guaranteed Obligations would otherwise be subject to avoidance under the Avoidance Provisions, if such Subsidiary Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for the Guaranteed Obligations, or if the Guaranteed Obligations would render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions and after giving effect to contribution as among other guarantors, the maximum Guaranteed Obligations for which such Subsidiary Guarantor shall be liable hereunder shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations (or any other obligations of such Subsidiary Guarantor to the Lenders and the Agent), as so reduced, to be subject to avoidance under the Avoidance Provisions. This
Section 9(b) is intended solely to preserve the rights of the Lenders and the Agent hereunder to the maximum extent that would not cause the Guaranteed Obligations of such Subsidiary Guarantor to be subject to avoidance under the Avoidance Provisions, and neither such Subsidiary Guarantor nor any other Person shall have any right or claim under this Section 9 as against the Lenders and the Agent that would not otherwise be available to such Person under the Avoidance Provisions.

      SECTION 10. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Section 11.1 of the Credit Agreement. Except as otherwise provided in this Guarantee, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

      SECTION 11. No Waivers. No failure or delay by the Agent or any Lenders in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guarantee, the Credit Agreement, the Notes, and the other Credit Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 12. Successors and Assigns. This Guarantee is for the benefit of the Agent and the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Credit Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guarantee shall be binding upon each Subsidiary Guarantor and its successors and permitted assigns.

      SECTION 13. Changes in Writing. Neither this Guarantee nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each Subsidiary Guarantor and the Agent with the consent of the Required Lenders.

      SECTION 14. GOVERNING LAW: SUBMISSION TO JURISDICTION, WAIVER OF JURY TRIAL. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED TN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH SUBSIDIARY GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE (INCLUDING, WITHOUT LIMITATION, ANY OF THE OTHER CREDIT DOCUMENTS) OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH SUBSIDIARY GUARANTOR, AND THE

AGENT AND THE LENDERS ACCEPTING THIS GUARANTEE, HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 15. Taxes, etc. All payments required to be made by each Subsidiary Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if a Subsidiary Guarantor is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith pay to the Agent or any Lender, as applicable, such additional amount as results in the net amount received by the Agent or any Lender, as applicable, equaling the full amount which would have been received by the Agent or any Lender, as applicable, had no such deduction or withholding been made.



                           [Signatures on Next Page]

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guarantee to be duly executed by its authorized officers as of the day and year first above written.

                               [SUBSIDIARY GUARANTOR]


                               By:
                               Title:


                               Attest:
                               Title:



                               ADDRESS FOR NOTICES:




                               Telecopier No.:

                               [SUBSIDIARY GUARANTOR]


                               By:
                               Title:


                               Attest:
                               Title:



                               ADDRESS FOR NOTICES:




                               Telecopier No.: